SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

News Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NEWS CORPORATION

1211 Avenue of the Americas

New York, New York, 10036

(212) 852-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 21, 2005

Dear Stockholder:

The Annual Meeting of Stockholders (the “Annual Meeting”) of News Corporation (the “Company”) will be held on October 21, 2005 at 10:00 a.m. (Eastern Standard Time) at the Hudson Theatre, 145 W. 44th Street, New York, NY 10012.

At the Annual Meeting, stockholders will be asked to:

•	elect Messrs. Chase Carey, Peter Chernin, Roderick I. Eddington and Andrew S.B. Knight each to a three-year term;

•	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006;

•	consider and vote upon a proposal to issue shares of the Company’s Class A Common Stock to the A.E. Harris Trust, in lieu of cash, pursuant to an amendment to an agreement relating to the Company’s reincorporation to the United States in November 2004;

•	consider and vote upon a proposal to increase the aggregate annual limit on the amount of fees paid to Non-Executive Directors of the Company; and

•	consider any other business properly brought before the Annual Meeting and any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders of record of the Company’s Class B Common Stock at the close of business on September 7, 2005 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. If you are the registered holder of the Company’s Class B Common Stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously returned a proxy card. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, you must also present a properly executed proxy card and your ownership of the Company’s common stock will be verified against the list of stockholders of record as of September 7, 2005 prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of Common Stock in “street name,” i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you must also provide proof of beneficial ownership as of September 7, 2005, such as your most recent account statement prior to September 7, 2005, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

If you would like to register to receive materials relating to the annual meeting of stockholders electronically next year instead of by mail, please go to www.icsdelivery.com/newscorp and follow the instructions to enroll. We highly recommend that you consider electronic delivery of these documents as it helps to lower the Company’s costs and reduce the amount of paper mailed to your home.

Laura A. O’Leary
Corporate Secretary
New York, New York
September 8, 2005

YOUR VOTE IS IMPORTANT

REGARDLESS OF HOW MANY SHARES OF CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

Page
General	1

Proposal No. 1: Election of Directors	5

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm	16

Proposal No. 3: Approval of Issuance of Shares of the Company’s Class A Common Stock to the A.E. Harris Trust, in Lieu of Cash, Pursuant to an Amendment to an Agreement Relating to the Company’s Reincorporation to the United States in November 2004	18

Proposal No. 4: Approval of Increase in the Aggregate Annual Limit on the Amount of Fees Paid to Non-Executive Directors	20

Executive Officers of News Corporation	21

Security Ownership of News Corporation	22

Executive Compensation and Other Information	24

Stock Appreciation Rights Granted in Fiscal Year 2005	25

Summary of Options/SARs Exercised	26

Pension Plans	26

Equity Compensation Plan Information	27

Employment Agreements	28

Report of the Compensation Committee	34

Compensation Committee Interlocks and Insider Participation	37

Report of the Audit Committee	38

Five-Year Cumulative Total Stockholder Return	40

Certain Relationships and Related Transactions	41

Section 16(a) Beneficial Ownership Reporting Compliance	41

Annual Report on Form 10-K	41

2006 Stockholder Proposals	42

Other Matters	42

Appendix A—Audit Committee Charter	A-1

NEWS CORPORATION

1211 Avenue of the Americas

New York, New York, 10036

PROXY STATEMENT

Annual Meeting of Stockholders—October 21, 2005

GENERAL

Persons Making the Solicitation

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of News Corporation (the “Company”) of proxies for use at an Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 21, 2005 at 10:00 a.m. (Eastern Standard Time) at the Hudson Theatre, 145 W. 44th Street, New York, NY and at any adjournment thereof. This proxy statement is first being mailed to stockholders on or about September 19, 2005. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the Annual Meeting.

On November 12, 2004, the Company completed a reincorporation whereby News Corporation became the parent company of News Holdings Limited (formerly known as The News Corporation Limited), a South Australian corporation (“TNCL”), and its subsidiaries. All references in this proxy statement to “the Company” means TNCL and its subsidiaries prior to November 12, 2004, and News Corporation and its subsidiaries from November 12, 2004 forward.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees of the Company may solicit proxies personally, by telephone or special letter without any additional compensation. The Company has retained the services of Georgeson Shareholder Communications Inc. to aid in the solicitation process for a fee of approximately $12,500, plus reimbursement for certain out-of-pocket expenses. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Outstanding Shares

The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”). Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. All references to “you,” “your,” “yours” or other words of similar import in this proxy statement refers to holders of Class B Common Stock.

The Company’s shares are also traded on the Australian Stock Exchange (“ASX”) in the form of CHESS Depositary Instruments (“CDIs”). CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, whichever is applicable, at the rate of one CDI per share of such Common Stock.

Record Date

Only holders of record of shares of Class B Common Stock at the close of business on September 7, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 1,029,576,988 shares of Class B Common Stock outstanding. Each share of Class B Common Stock is entitled to one vote per share on all matters to be presented at the Annual Meeting. A list of the stockholders of record as of the Record Date will be available at the Annual Meeting and during the ten (10) days prior to the Annual Meeting at the Company’s principal executive offices.

If your shares of Class B Common Stock are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are a stockholder of record, and these proxy materials are being sent directly to you from the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

If your shares of Class B Common Stock are held in “street name,” meaning your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. However, since you are not the stockholder of record, you may not vote these shares of Class B Common Stock in person at the Annual Meeting, unless you obtain a signed proxy from the stockholder of record giving you the right to vote these shares. You will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock.

Holders of CDIs exchangeable for Class B Common Stock (“Class B CDIs”) have a right to direct CHESS Depositary Nominees Pty Ltd., the legal holder of the CDIs (“CHESS”), on how it should vote with respect to the proposals described in this proxy statement. Holders of Class B CDIs must provide their duly executed directions, via an enclosed voting instructions card, to CHESS by 5:00 p.m. (Australian Eastern Standard Time) on October 18, 2005.

Voting and Revocation

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposals.

If your shares of Class B Common Stock are held in “street name,” please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

A proxy may be revoked by a stockholder at any time prior to the voting at the Annual Meeting by giving notice of revocation in writing to the Corporate Secretary, by duly executing and delivering to the Corporate Secretary a proxy bearing a later date or by voting in person at the Annual Meeting. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Attending the Annual Meeting in Person

Only holders of record of Common Stock, or their duly appointed proxies, may attend the Annual Meeting, however, only holders of Class B Common Stock are entitled to vote at the Annual Meeting. As discussed above, if your shares of Class B Common Stock are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to such shares of Class B Common Stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Class B Common Stock are held in a brokerage account, or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to attend the Annual Meeting or vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record giving you the right to vote the shares of Class B Common Stock.

If you are planning to attend the Annual Meeting in person, you will be asked to registered prior to entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, you must present a properly executed proxy card and your ownership of Common Stock will be verified against the list of stockholders of record as of the Record Date prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of Common Stock in “street name,” i.e., your shares of Common Stock are held in a brokerage account or by a bank or other nominee, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

Prior to entering the Annual Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. The security procedures may require additional time, so please plan accordingly. The Company will be unable to admit anyone who does not comply with these security procedures. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Annual Meeting.

If you require any special accommodations at the Annual Meeting due to a disability, please contact the Corporate Secretary at (212) 852-7000 or send an email to corporatesecretary@newscorp.com and identify your specific need no later than October 18, 2005.

Required Vote

Quorum. In order for the Company to conduct the Annual Meeting, a majority of the holders of Class B Common Stock outstanding as of the Record Date must be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock. You are urged to vote by proxy even if you plan to attend the Annual Meeting so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.

Election of Directors. The four Director nominees receiving the greatest numbers of votes cast will be elected as Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum present.

Other Items. Under the Company’s Amended and Restated By-laws and the rules of the New York Stock Exchange (“NYSE”) and ASX, approval of each other proposal to be voted upon at the Annual Meeting requires a majority of the votes cast at the Annual Meeting to be voted “FOR” the proposal. A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be counted as a vote cast “FOR” or “AGAINST” that proposal.

All shares of Class B Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with your instructions. If no instructions are provided in a proxy, the number of shares of Class B Common Stock represented by such proxy will be voted:

•	“FOR” the election of Messrs. Chase Carey, Peter Chernin, Roderick I. Eddington and Andrew S.B. Knight each to a three-year term;

•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006;

•	“FOR” the issuance of shares of Class A Common Stock to A.E. Harris Trust (the “Harris Trust”), in lieu of cash, pursuant to an amendment to an agreement relating to the Company’s reincorporation to the United States in November 2004;

•	“FOR” the increase in the aggregate annual limit on the amount of fees paid to Non-Executive Directors; and

•	in accordance with the holder of the proxy’s discretion as to any other matters raised at the Annual Meeting.

If you hold your shares of Class B Common Stock in “street name” through a broker, bank or other nominee, your broker, bank or nominee may not vote on certain Annual Meeting proposals without your specific instructions because the proposals are not considered to be “routine” matters. Your broker, bank or nominee is permitted to vote your shares of Class B Common Stock on the election of Directors and the approval of Ernst & Young LLP as the Company’s independent registered public accounting firm even if the broker, bank or nominee does not receive voting instructions from you. However, under NYSE rules, your broker, bank or nominee may not vote your shares of Class B Common Stock on the other proposals to be voted on at the Annual Meeting absent instructions from you. Without your voting instructions on these items, a broker non-vote will occur. The Company counts broker non-votes for quorum purposes, but does not count broker non-votes (or abstentions) as votes “FOR” or “AGAINST” any proposal.

Required Disclosure for the Purpose of the ASX Listing Rules

Voting Exclusion Statement

In accordance with the ASX listing rules the following voting exclusions will be observed:

•	The Company will disregard any votes cast in respect to Proposal 3 by the Harris Trust or an associate of the Harris Trust, including Messrs. K. Rupert Murdoch and the directors of the Harris Trust corporate trustee; provided, however, that the Company will not disregard votes cast by any such person as proxy for a stockholder of the Company, in accordance with the directions on the proxy form to vote as the proxy decides.

•	The Company will disregard any votes cast in respect to Proposal 4 by any Director of the Company or an associate of such Director; provided, however, that the Company will not disregard votes cast by any such person as proxy for a stockholder of the Company, in accordance with the directions on the proxy form to vote as the proxy decides.

A representative of Computershare Investment Services, LLC has been appointed to act as inspector of election for the Annual Meeting and will tabulate the votes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Messrs. Chase Carey, Peter Chernin, Roderick I. Eddington and Andrew S.B. Knight are all nominees for election as Class III Directors to the Board. If the stockholders approve their election, these Directors will hold office until the Company’s annual meeting of stockholders to be held in 2008 or until their successors are elected and qualified.

The following table lists the nominees for election as Class III Directors. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective nominee. The ages shown are as of August 15, 2005.

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires
Chase Carey (51)	Chase Carey has been a Director of the Company since 1996. Mr. Carey has served as Chief Executive Officer of The DIRECTV Group, Inc. (“DIRECTV”) since 2003. Mr. Carey served as Co-Chief Operating Officer of the Company from 1996 until 2002 and as a consultant to the Company from 2002 to 2003. Mr. Carey served as a Director and as President and Chief Executive Officer of Sky Global Networks, Inc. from 2001 until 2002. Mr. Carey served as a Director of Fox Entertainment Group, Inc. (“FEG”) from 1992 until 2002 and served as its Co-Chief Operating Officer from 1998 until 2002. Mr. Carey was Chairman and Chief Executive Officer of Fox Television Stations from 1994 until 2000. Mr. Carey was a Director of News America Incorporated, News Corporation’s principal subsidiary in the United States (“NAI”), from 1996 until 2002, its President and Chief Operating Officer from 1998 until 2002 and its Executive Vice President from 1996 to 1998. Mr. Carey served as a Director of STAR Group Limited (“STAR”) from 1993 until 2002, a Director of NDS Group plc (“NDS”) from 1996 until 2002, and a Director of Gemstar–TV Guide International, Inc. (“Gemstar–TV Guide”) from 2000 until 2002. Mr. Carey has served as a Director of British Sky Broadcasting Group plc (“BSkyB”) since 2003. Mr. Carey has served on the Boards of Gateway, Inc. and Colgate University since 1996.	1996	2005

Peter Chernin (54)	Peter Chernin has been a Director and the President and Chief Operating Officer of the Company since 1996. Mr. Chernin has been a Director and the President and Chief Operating Officer of FEG since 1998. Mr. Chernin has been Chairman and Chief Executive Officer of NAI since 1996. Mr. Chernin served as Chairman and Chief Executive Officer of Fox Filmed Entertainment from 1994 to 1996 and in various executive capacities at various FEG subsidiaries since 1989. Mr. Chernin has served as a Director of Gemstar–TV Guide since 2002 and was a Director of TV Guide, Inc. from 1999 to 2000. Mr. Chernin has served as a Director of DIRECTV since 2003.	1996	2005

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires
Roderick I. Eddington (55)	Roderick I. Eddington has been a Director of the Company since 1999. Mr. Eddington has been Chief Executive of British Airways Plc since 2000 and will be retiring from this position on September 30, 2005. Mr. Eddington served as a Director of News Limited, News Corporation’s principal subsidiary in Australia (“News Limited”), from 1998 until 2000. Mr. Eddington served as Chairman of Ansett Holdings Limited (“AHL”) and as a Director of each of Ansett Australia Limited and Ansett Australia Holdings Limited from 1997 until 2000. Mr. Eddington served as Managing Director of Cathay Pacific Airways from 1992 until 1996. Mr. Eddington has been a Director of John Swire & Sons Pty Ltd since 1997. Mr. Eddington is the Chairman of the Audit Committee and a member of the Compensation Committee of the Board.	1999	2005

Andrew S.B. Knight (66)	Andrew S. B. Knight has been a Director of the Company since 1991. Mr. Knight served as Chairman of News International Limited, the Company’s principal subsidiary in the United Kingdom (“News International”) from 1990 to 1994, and as a Director of BSkyB from 1990 to 1994. Mr. Knight was Editor of The Economist from 1974 to 1986, and Chief Executive and Editor-in-Chief of the Daily Telegraph plc from 1986 to 1989. Mr. Knight has been a Director of Templeton Emerging Markets Investments Trust since 2003 and a Director of Rothschild Investment Trust Capital Partners plc since 1997. Mr. Knight is Chairman of the Compensation Committee and a member of the Audit Committee of the Board.	1991	2005

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO A THREE-YEAR TERM.

Directors Continuing in Office

The following table provides information regarding the Directors of the Company continuing in office. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director. The ages shown are as of August 15, 2005.

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires
K. Rupert Murdoch AC (74)	K. Rupert Murdoch AC has been Chairman and Chief Executive Officer of the Company since 1979. He has been a Director of News Limited since 1953, a Director of News International since 1969 and a Director of NAI since 1973. Mr. K.R. Murdoch has been a Director of STAR since 1993 and has served as Chairman of STAR from 1993 to 1998. Mr. K.R. Murdoch has been a Director of FEG since 1985, its Chairman since 1992 and its Chief Executive Officer since 1995. Mr. K.R. Murdoch has served as a Director of BSkyB since 1990 and as its Chairman since 1999. Mr. K.R. Murdoch has served as a Director of Gemstar–TV Guide since 2001, as Chairman of DIRECTV since 2003 and a Director of China Netcom Group Corporation (Hong Kong) Limited since 2001.	1979	2007

Peter L. Barnes (62)	Peter Barnes has been a Director of the Company since 2004. Mr. Barnes has been a Director of Ansell Ltd since 2001 and its Chairman since August 2005. Mr. Barnes has been a Director of Metcash Trading Ltd. since 1999. Mr. Barnes has been a Director of Samuel Smith & Sons Pty Ltd. since 1999 and has served as its Chairman since 2002. Mr. Barnes served as the President of Phillip Morris Asia Inc. from 1993 until 1998. Mr. Barnes was the President of the Winemakers Federation of Australia from 2001 until 2004. Mr. Barnes is a member of the Audit Committee of the Board.	2004	2007

Kenneth E. Cowley AO (69)	Kenneth E. Cowley AO has been a Director of the Company since 1997. Mr. Cowley has been the Chairman of RM Williams Holdings Limited since 1994. Mr. Cowley was a Director of Independent Newspapers Limited from 1990 to June 2005 and its Chairman from 2001 to June 2005. Mr. Cowley served as a Director of News Limited from 1978 to 1997 and as its Chairman from 1992 to 1997. Mr. Cowley was the Managing Director of the Company’s Australian operations from 1980 to 1996. Mr. Cowley was a Director and Executive Vice President of NAI from 1992 until 1997. Mr. Cowley served as an Executive Director of AHL from 1988 to 2000 and as its Chairman from 1992 to 1996. Mr. Cowley served as a Director of Commonwealth Bank of Australia from 1997 until 2001 and as Chairman of PMP Communications Limited from 1991 until 2001. Mr. Cowley is a member of the Nominating and Corporate Governance Committee of the Board.	1997	2007

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires
David F. DeVoe (58)	David F. DeVoe has been a Director of the Company and its Chief Financial Officer since 1990. Mr. DeVoe has served as Senior Executive Vice President of the Company since 1996 and was Executive Vice President from 1990 to 1996. Mr. DeVoe has been a Director of NAI since 1991, its Senior Executive Vice President since 1998 and served as its Executive Vice President from 1991 to 1998. Mr. DeVoe has been a Director of FEG since 1991 and its Senior Executive Vice President and Chief Financial Officer since 1998. Mr. DeVoe has been a Director of STAR since 1993, a Director of BSkyB since 1994, a Director of NDS since 1996, a Director of Gemstar–TV Guide since 2001 and a Director of DIRECTV since 2003.	1990	2007

Viet Dinh (37)	Viet Dinh has been a Director of the Company since 2004. Mr. Dinh has been a Professor of Law at Georgetown University since 1996. Mr. Dinh served as an Assistant Attorney General for Legal Policy in the U.S. Department of Justice from 2001 until 2003. Mr. Dinh is the Chairman of the Nominating and Corporate Governance Committee of the Board.	2004	2007

Lachlan K. Murdoch (33)	Lachlan K. Murdoch has been a Director of the Company since 1996. He served as Deputy Chief Operating Officer of the Company from 2000 to August 2005 and as a Senior Executive Vice President from 1999 to 2000. He served as a Director of News Limited from 1995 to August 2005 and as its Chairman from 1997 to August 2005. Mr. L. K. Murdoch was News Limited’s Chief Executive from 1997 to 2000, its Managing Director from 1996 to 1997 and its Deputy Chief Executive from 1995 to 1996. Mr. L.K. Murdoch was a Director of Queensland Press Limited (“QPL”) from 1994 to August 2005, and its Chairman from 1996 to August 2005. He has served as a Director of NDS from 2002 to August 2005. He served as Deputy Chairman of STAR from 1995 to August 2005, a Director of FOXTEL Management from 1998 to August 2005 and a Director of Gemstar–TV Guide from 2001 until 2004. Mr. L.K. Murdoch resigned from all of his executive positions with the Company and its subsidiaries as of August 31, 2005, but will continue to serve as an advisor to the Company.	1996	2006

Thomas J. Perkins (73)	Thomas J. Perkins has been a Director of the Company since 1996. Mr. Perkins has been partner of Kleiner Perkins Caufield & Byers, a venture capital company, since 1972. Mr. Perkins has been a Director of Hewlett Packard since 2004. Mr. Perkins is a member of the Audit and Compensation Committees of the Board.	1996	2006

Name and Age	Business Experience and Directorships	Director Since	Year Term Expires
Stanley S. Shuman (70)	Stanley S. Shuman has been a Director of the Company since 1982. Mr. Shuman has been a Managing Director of Allen & Company LLC, an investment banking firm, since 1961. Mr. Shuman has been a Director of NAI since 1985 and a Director of Six Flags, Inc. since 2000.	1982	2006

Arthur M. Siskind (66)	Arthur M. Siskind has been a Director of the Company since 1991 and the Senior Advisor to the Chairman of the Company since January 2005. Mr. Siskind served as the Company’s Group General Counsel from 1991 to January 2005, as Senior Executive Vice President from 1996 to January 2005, and as Executive Vice President from 1991 to 1996. Mr. Siskind was Senior Executive Vice President and General Counsel of FEG from 1998 to January 2005 and a Director from 1998 to March 2005. Mr. Siskind has served as a Director of BSkyB since 1992. Mr. Siskind was a Director of NAI from 1991 to January 2005 and a Director of STAR from 1993 to January 2005. Mr. Siskind has been a Director of NDS since 1996. Mr. Siskind has been a Member of the Bar of the State of New York since 1962.	1991	2006

John L. Thornton (51)	John L. Thornton has been a Director of the Company since 2004. Mr. Thornton has been a Professor and Director of Global Leadership at Tsinghua University in Beijing since 2003. Mr. Thornton served as President and Co-Chief Operating Officer of The Goldman Sachs Group, Inc. from 1999 until 2003. Mr. Thornton served as a Senior Advisor to The Goldman Sachs Group, Inc. and Trustee of The Goldman Sachs Foundation from 1999 to 2004. Mr. Thornton has been a Director of the Ford Motor Company since 1996, a Director of Intel Corporation since 2003. Mr. Thornton has been a Director of China Netcom Group Corporation (Hong Kong) Limited since 2004 and was a Director of Laura Ashley from 1995 to 2004. Mr. Thornton was a Director of DIRECTV from 2003 to 2004 and was a Director of BSkyB from 1994 to 2004. Mr. Thornton is a member of the Compensation and Nominating and Corporate Governance Committees of the Board.	2004	2006

Compensation of Directors

Directors’ fees are not paid to Directors who are executives or employees of the Company (the “Executive Directors”).

The basic fees payable to the Directors who are not executives of the Company which consists of Messrs. Barnes, Cowley, Dinh, Eddington, Knight, Perkins, Shuman and Thornton (collectively, the “Non-Executive Directors”) are reviewed and recommended by the Compensation Committee of the Board (the “Compensation Committee”) and set by the Board. The Compensation Committee periodically reviews director compensation against the Company’s peers and considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning director compensation with a view toward attracting and retaining qualified directors.

For the fiscal year ended June 30, 2005, each of the Non-Executive Directors received an annual retainer of $125,000, with each Director investing $40,000 of this retainer in Class A Common Stock through a deferred stock unit account. The value of each deferred stock unit will be paid to the respective Non-Executive Director in cash on the fifth anniversary date of when it was credited to that Director’s account, unless that Director leaves the Board before that date. Upon a Non-Executive Director’s end of service on the Board, that Director will be paid the value of the shares of Class A Common Stock credited to his or her account at the market value of those shares as of the date of the Director’s end of service.

For the fiscal year ended June 30, 2005, in addition to the annual retainer, members of the Board’s Audit Committee (the “Audit Committee”) received $15,000 per year, members of the Compensation Committee received $6,000 per year and members of the Board’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) received $6,000 per year, with the Audit Committee Chairman receiving an additional $10,000 per year and the Compensation and Nominating and Corporate Governance Committee Chairmen receiving an additional $5,000 per year.

As described in Proposal 4, stockholders are being asked to approve an increase in the aggregate annual limit of Directors’ fees payable by the Company to its Non-Executive Directors. Stockholder approval of this proposal is required by ASX listing rules. If approved by stockholders, the Company will (i) increase the annual retainer for service as a Non-Executive Director by increasing the portion of the annual retainer invested in Class A Common Stock through a deferred stock unit account from $40,000 to $85,000, (ii) increase the retainer paid to members of the Compensation and Nominating and Corporate Governance Committees from $6,000 to $10,000, (iii) increase the retainer paid to the Chairman of the Audit Committee from $10,000 to $25,000, (iv) increase the retainer paid to the Chairmen of the Compensation and Nominating and Corporate Governance Committees from $5,000 to $15,000 and (v) pay a one-time fee to members of the Special Committee for the Special Committee’s service in connection with the reincorporation of Company to the United States in November 2004. If stockholders approve Proposal 4, the aggregate annual limit of Directors’ fees payable by the Company to Non-Executive Directors will increase from the current $1.4 million to $3.5 million.

Corporate Governance Matters

Classified Board of Directors. The Company’s Amended and Restated Certificate of Incorporation currently provides that the total number of Directors constituting the entire Board shall not be less than three, with the then-authorized number of Directors being fixed from time to time exclusively by the Board. The Board has designated the Board size at 15 members, and currently there are 14 members on the Board. The Board is divided into three classes: Class I, Class II and Class III. Currently the Class I Directors consist of Messrs. K.R. Murdoch, Barnes, Cowley, DeVoe and Dinh.; Class II Directors consist of Messrs. L.K. Murdoch, Perkins, Shuman, Siskind and Thornton; and Class III Directors consist of Messrs. Carey, Chernin, Eddington and Knight. In October 2004, Mr. Bible retired from service on the Board. The Company expects to appoint one additional independent Director as a Class III Director. The terms of office of Directors in Class I, Class II and Class III end upon the later of the annual meeting of stockholders in 2007, 2006 and 2005, respectively, or the election and qualification of such Directors’ respective successors. Each Director elected at an annual meeting of stockholders will generally serve for a term ending at the third annual meeting following the annual meeting at which that Director was last elected, or until that Director’s successor is elected and qualified. The Nominating and Corporate Governance Committee continues to evaluate the classified board structure and may consider recommending to the Board the elimination of the classified board structure following any elimination of the Company’s stockholder rights plan (the “Stockholder Rights Plan”). However, the Nominating and Corporate Governance Committee has not yet made any determination on this matter at this time. See the description of the Stockholder Rights Plan on page 13.

Board Independence. The Nominating and Corporate Governance Committee adopted the NYSE listing standards’ definition of “independent” to assist the Board in its determination of whether a Director shall be deemed to be independent of the Company. In addition, the NYSE listing standards provide that a Director is not independent unless the Board affirmatively determines that the Director has no “material relationship” with the Company. The Board applies the following categorical standards to assist the Board in determining what constitutes a “material relationship” with the Company. Generally under these categorical standards, the following relationships are deemed to be material:

•	A relationship where the Director has been, within the last three years, an employee of the Company (or subsidiary or parent of the Company), or an immediate family member is or has been, within the last three years, an executive officer of the Company;

•	A relationship where the Director has received or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (or subsidiary or parent of the Company), other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	A relationship where (i) the Director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the Director is a current employee of such a firm; (iii) the Director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the Director or an immediate family member was, within the last three years (but is no longer), a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	A relationship where the Director or an immediate family member is or has been, within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	A relationship where the Director is a current employee or an immediate family member is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of the other company’s consolidated gross revenues.

For relationships that do not exceed the thresholds set forth above, the determination of whether the relationship is material or not, and, therefore, whether the Director would be independent or not, is made by the Directors who are independent. Generally, the types of relationships not addressed above will not cause an otherwise independent Director to be considered not independent. However, the Board may determine that a Director is not independent for any reason it deems appropriate.

The Board undertook its annual review of Director independence during the first quarter of fiscal year 2006. During this review, the Board considered transactions and relationships between each Director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between the Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that Messrs. Barnes, Cowley, Dinh, Eddington, Knight, Perkins and Thornton are independent of the Company and its management under the standards set forth by the listing standards of the NYSE.

Statement of Corporate Governance. The Board has adopted a Statement of Corporate Governance which sets forth the Company’s corporate governance guidelines and practices. The full text of the Statement of Corporate Governance may be found on the Company’s website at www.newscorp.com/corp_gov/socg.html and is available in print to any stockholder requesting a paper copy of the document by contacting the Corporate Secretary.

Standards of Business Conduct and Code of Ethics. The Board has adopted Standards of Business Conduct (the “Standards”). The Standards confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics. The Standards also apply to ensure compliance with stock exchange requirements and to ensure accountability at a senior management level for that compliance. The Company intends that the spirit as well as the letter of the Standards is followed by all Directors, officers and employees of the Company, its subsidiaries and divisions. This is communicated to each new Director, officer and employee and has already been communicated to those in positions at the time the Standards were adopted.

To further promote ethical and responsible decisionmaking, the Board has established a Code of Ethics for the Chief Executive Officer and senior financial officers that is included in the Standards.

The full text of the Standards and the Code of Ethics may be found on the Company’s website at www.newscorp.com/corp-gov/sobc.html and are available in print to any stockholder requesting a paper copy of the documents by contacting the Corporate Secretary.

Director Nomination Process. The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s education and background; his or her general business experience and familiarity with the Company’s businesses; and whether he or she possesses unique expertise which will be of value to the Company. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a Director to the Company and its stockholders. All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to the fulfillment of his or her duties as a Director. In this regard, the Nominating and Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships. The Nominating and Corporate Governance Committee will seek to promote through the nomination process an appropriate diversity on the Board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

After completing this evaluation, the Nominating and Corporate Governance Committee will make a recommendation to the full Board which makes the final determination whether to nominate or appoint the new Director after considering the Nominating and Corporate Governance Committee’s recommendation.

Stockholder Nomination Procedure. The Company’s Amended and Restated By-laws provide procedures for stockholders to nominate persons for election as Directors.

Stockholders must provide timely notice of a Director nomination and such nomination must be submitted in writing to the attention of the Corporate Secretary at 1211 Avenue of the Americas, New York, New York 10036. To be timely for the 2006 annual meeting of stockholders, the notice must be delivered to the Corporate Secretary between July 6, 2006 and August 5, 2006. Stockholder nominations must contain, for each person nominated as Director, all information relating to the stockholder nominee as would be required in proxy solicitations pursuant to Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the stockholder nominee’s written consent to serve as Director if elected. Stockholder nominations must also state the stockholder’s name and address as they appear on the Company’s books, the class and number of shares of the Company owned by the stockholder, a representation that the stockholder is a holder of record of Class B Common Stock and intends to appear in person or by proxy at such meeting to propose the nomination, and whether such stockholder intends to deliver a proxy statement and form of proxy to a sufficient number of holders of Class B Common Stock to elect such nominee or nominees.

Director candidates recommended by stockholders should meet the director qualifications set forth under the heading “Director Nomination Process.” Director candidates recommended by stockholders who meet these director qualifications will be considered by the Chairman of the Nominating and Corporate Governance

Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.

Stockholder Communication with the Board. Stockholders play an integral part in corporate governance and the Board ensures that stockholders are kept fully informed through:

•	information provided on the Company’s website www.newscorp.com, including the Company’s Annual Report which is distributed to all stockholders in connection with distribution of the Company’s proxy statement for its annual meeting of stockholders and which is available to all stockholders on request;

•	reports and other disclosures made to the Securities and Exchange Commission (the “SEC”), and the stock exchanges in New York, Australia and London; and

•	notices and proxy statements of special and annual meetings of stockholders.

It is the policy of the Company to facilitate communications of stockholders with the Board and its various committees. Stockholders may raise matters of concern at the annual meetings of stockholders. Communications to any Director, or to any committee of the Board, or to the Board as a whole, should be submitted in writing and sent by regular mail to the attention of Mr. Roderick I. Eddington at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. This information is also posted on the Company’s website at www.newscorp.com.

Director Evaluation Policy. The Nominating and Corporate Governance Committee is responsible for conducting an annual review and evaluation of the Board’s conduct and performance based upon completion by all Directors of a self-evaluation form that includes an assessment, among other things, of the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken.

Stockholder Rights Plan. On November 8, 2004, the Board adopted the Stockholder Rights Plan. The rights will become exercisable only if a person or group obtains ownership or announces a tender offer that would result in ownership of 15% or more of the Company’s Class B Common Stock, at which time each right would enable the holder of such right to buy additional stock of the Company. Following the acquisition of 15% or more of the Company’s Class B Common Stock, the holders of rights (other than the acquiring person or group) will be entitled to purchase from the Company shares of the Company’s Class B or Class A Common Stock, as applicable, at half price, and in the event of a subsequent merger or other acquisition of the Company, to buy shares of common stock of the acquiring entity at half price. The Stockholder Rights Plan grandfathered holdings of Class B Common Stock, and disclosed contracts permitting the acquisition of Class B Common Stock, in each case that existed at the time the Stockholder Rights Plan was adopted, including the then existing holdings of the Murdoch family and affiliated entities and Liberty Media Corporation (“Liberty”), but any additional acquisitions (subject to a 1% cushion granted to all exempted holders) by the Murdoch family and its affiliated entities or by Liberty and its affiliated entities would trigger the rights.

On August 10, 2005, the Company announced that the Board determined to extend the expiration date of the Stockholder Rights Plan for an additional two-year period. One reason for the initial adoption of the Stockholder Rights Plan was Liberty’s decision to enter into arrangements to acquire substantial amounts of the Company’s voting stock without prior discussions with, or notice to, the Company. As Liberty continues to own approximately 18% of the Company’s Class B Common Stock, and to prevent potential future acquisitions of significant amounts of the Company’s voting stock by Liberty without consultation with the Board, the Board has determined to extend the expiration of the Stockholder Rights Plan until Liberty and the Company reach a favorable resolution with respect to Liberty’s ownership stake in the Company. In that event, the Board expects to redeem the existing Stockholder Rights Plan and will also consider eliminating the Company’s classified board structure.

Committees and Meetings of the Board of Directors

During the fiscal year ended June 30, 2005, the Board held five regularly scheduled meetings and eight special meetings. During the fiscal year 2005, all of the Directors attended at least 75% of the regular and special meetings of the Board and the meetings of the committees on which they served with the exception of Messrs. Carey and Thornton, who each attended over 75% of the regularly scheduled meetings of the Board.

It is the policy of the Board to hold regular executive sessions without management present. During the fiscal year ended June 30, 2005, the Non-Executive Directors of the Board held five executive sessions. The Board has designated Mr. Eddington, as Chairman of the Audit Committee, to preside over the executive sessions. The charters of each of the Audit and Nominating and Corporate Governance Committees authorize the designation of the Chairman of the respective committee to preside over executive sessions, at the direction of the Board.

Directors are encouraged to attend and participate in the Company’s annual meetings of stockholders. At the annual meeting of stockholders held by the Company in October 2004, 12 Directors who currently serve on the Board attended the annual meeting.

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. These committees are comprised entirely of independent Directors, as currently required under the existing rules of the Exchange Act and the NYSE. Each committee is governed by a written charter approved by the Board. These charters are available on the Company’s website at www.newscorp.com/corp_gov and are available in print to any stockholder requesting a paper copy of these documents from the Corporate Secretary.

Audit Committee. The Audit Committee consists of Mr. Eddington, who serves as chairman of the Audit Committee, and Messrs. Barnes, Knight and Perkins. The Audit Committee assists the Board in its oversight of (i) the integrity of the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function and (iii) the Company’s compliance with legal and regulatory requirements. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. During fiscal year 2005, the Audit Committee held eight meetings. The Audit Committee’s report required by the SEC rules appears on page 38.

The Audit Committee Charter provides that its members shall consist entirely of Directors who the Board determines are “independent” in accordance with the NYSE listing standards. The Board determined that each member of the Audit Committee meets the foregoing independence requirements and that each member of the Audit Committee is financially literate in accordance with the NYSE listing standards. The Board also determined that Messrs. Eddington, Perkins and Barnes are “audit committee financial experts” as defined under the SEC rules. A copy of the Audit Committee Charter is appended to this proxy statement as Appendix A and may also be found on the Company’s website at www.newscorp.com/corp_gov/bc.html.

Compensation Committee. The Compensation Committee consists of Mr. Knight, who serves as Chairman, and Messrs. Eddington, Perkins and Thornton. The primary responsibilities of the Compensation Committee are: (i) to review and approve goals and objectives relevant to the compensation of the Chief Executive Officer, to evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and to recommend to the Board the compensation of the Chief Executive Officer based on this evaluation; (ii) to consider, recommend and administer and implement the Company’s incentive compensation plans and equity-based plans and recommend changes in such plans to the Board as needed; (iii) to review and approve compensation, benefits and terms of employment of senior executives who are members of the Company’s Office of the Chairman and (iv) to review the Company’s recruitment, retention, compensation, termination and severance policies for senior executives who are members of the Company’s Executive Management Committee. These responsibilities are implemented to attract and maintain executive talent and compensate that talent while taking into account corporate performance, all of which is in the best interest of the Company. During the fiscal year ended June 30, 2005, the Compensation Committee held six meetings.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. Dinh, who serves as Chairman, and Messrs. Cowley and Thornton. The responsibilities of the Nominating and Corporate Governance Committee are: (i) to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board; (ii) to consider the performance of incumbent Directors in determining whether to nominate them for re-election; (iii) to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders; (iv) to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships; and (v) to advise and make recommendations to the Board on corporate governance matters. The Nominating and Corporate Governance Committee also makes recommendations to the Board as to determinations of Director independence and conducts an annual self-evaluation for the Board. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended June 30, 2005.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, the Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2006. E&Y has audited the books and records of the Company for the fiscal years ended June 30, 2004 and 2005. A representative of E&Y is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if the representative desires to do so.

Disclosure of Auditor Fees

The description of the fees for professional services rendered to the Company and its subsidiaries by E&Y for the fiscal years ended June 30, 2005 and 2004 is set forth below.

	2005	2004
Audit Fees (1)	$16,119,000	$12,145,000
Audit-Related Fees (2)	$2,560,000	$1,060,000
Tax Fees (3)	$9,568,000	$9,738,000
All Other Fees (4)	$766,000	$1,150,000

Total Fees	$29,013,000	$24,093,000

(1)	Audit fees include: fees rendered in connection with the annual audit of the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2005 and June 30, 2004; the audit of the Company’s annual management assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; reviews of the Company’s unaudited condensed consolidated interim financial statements included in the Company’s statutory and regulatory filings; and other services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-related fees principally relate to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations, agreed-upon procedure, reports, reporting on internal controls over certain distribution services provided to third-parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax fees include fees for tax compliance and tax consultations for domestic and international operating units.
(4)	All other fees in the fiscal years ended June 30, 2005 and 2004 principally consist of services relating to assistance on a regulatory reporting project, compliance reviews of certain customer contracts and related revenue sharing arrangements, and a review of a system implementation. Fees for the compliance reviews of certain customer contracts and related revenue sharing arrangements represent the Company’s share for work performed by E&Y on behalf of various film studios.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for tax services would exceed total fees for audit and audit-related services in any given fiscal year. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The

Audit Committee has delegated this responsibility to the Chairman of the Audit Committee. As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in the fiscal years ended June 30, 2005 and June 30, 2004 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during the fiscal years ended June 30, 2005 and 2004, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

The Company’s independent registered public accounting firm, E&Y, previously notified the SEC and the Company’s Audit Committee that certain non-audit work it has performed in China has raised questions regarding E&Y’s independence with respect to its performance of audit services. For the fiscal years ended June 30, 2004 and 2003, E&Y performed tax return preparation services for certain subsidiaries of the Company or their employees in China, and made payment of the relevant taxes on behalf of the Company’s subsidiaries or employees. Although reimbursed by employees or the Company, the payment of the taxes involved the handling by E&Y of Company funds, which is not permitted under SEC auditor independence rules. These payment services have been discontinued and no such services were provided in the fiscal year ended June 30, 2005. The fees paid by the Company to E&Y’s affiliated firm in China for the tax compliance services were approximately $3,000 in fiscal year 2004 and $6,000 in fiscal year 2003. The Audit Committee and E&Y have discussed E&Y’s independence with respect to the Company in light of the foregoing facts. E&Y has concluded, and the Audit Committee has concurred, that there has been no impairment in E&Y’s independence. In making this determination, E&Y and the Audit Committee considered the de minimis amount of funds involved, the ministerial nature of E&Y’s actions in handling the funds, and that the operations conducted at the locations involved were not material to the consolidated financial statements of the Company.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2006.

PROPOSAL NO. 3

APPROVAL OF ISSUANCE OF SHARES OF THE COMPANY’S CLASS A COMMON STOCK TO THE A.E. HARRIS TRUST, IN LIEU OF CASH, PURSUANT TO AN AMENDMENT TO AN AGREEMENT RELATING TO THE COMPANY’S REINCORPORATION TO THE UNITED STATES IN NOVEMBER 2004

Background

On February 8, 2005, a special committee to the Board (the “Special Committee”) unanimously approved, subject to stockholder approval, an amendment to the Kayarem Share Exchange Agreement (the “KSEA”) by and among the parties thereto to permit shares of Class A Common Stock to be issued to the Harris Trust in lieu of a cash payment that would have been made to the Harris Trust under the terms of the KSEA. The Special Committee was comprised of Non-Executive Directors and was established to evaluate the reincorporation of the Company to the United States in November 2004 and related transactions. The Information Memorandum, dated September 15, 2004, delivered to stockholders in connection with the reincorporation of the Company, provided a summary of the KSEA.

The KSEA is the agreement by which the Company acquired 100% of Karlholt Pty Limited, formerly known as Kayarem Pty Limited (“Kayarem”) in connection with the reincorporation of the Company to the United States. In combination with the Cruden Share Exchange Agreement, by and among the parties thereto (the “CSEA”, and together with the KSEA, the “Exchange Agreements”), the Company and News Australia Holdings Pty Ltd (formerly known as Carlholt Pty Limited), acquired 100% of the entities formerly held by the Harris Trust, which indirectly held shares of TNCL. In exchange for these entities, the Harris Trust received shares of Class A Common Stock and Class B Common Stock. The amounts paid under the terms of the Exchange Agreements were calculated using agreed estimates. The Exchange Agreements provided that any differences between the estimated and actual amounts would be reconciled after the completion of the Company’s reincorporation to the United States with an adjustment in the event that the calculation of the actual amount owed to the Harris Trust differed from the estimated amount provided in the Exchange Agreements (the “Adjustment Amounts”).

The Adjustment Amounts owed to the Harris Trust under the KSEA is an additional amount of approximately A$43 million, which is equivalent to approximately US$32.5 million. The Company and the parties to the KSEA executed an agreement in relation to the Adjustment Amounts under the KSEA under which the Company will, subject to stockholder approval, issue shares of Class A Common Stock of equivalent value to the Adjustment Amounts. The number of shares of Class A Common Stock to be issued to settle the Adjustment Amounts under the KSEA will be calculated by dividing the Adjustment Amount by the NYSE closing price of the Class A Common Stock on the trading day prior to the Payment Date, which is defined as two (2) trading days after all required approvals are obtained. While the Company believes that these are the final adjustments, if it is later determined that any additional adjustment is required, the parties to the Exchange Agreements agree to make the appropriate reconciling payments to one another. If any increase is payable to the Harris Trust, stockholder approval would be required in accordance with ASX listing rules.

Required Disclosure for the Purpose of the ASX Listing Rules

The listing rules of the ASX require the Company to seek stockholder approval prior to the issuance of any equity securities to a related party of the Company. Thus, stockholder approval is necessary prior to the issuance of Class A Common Stock to the Harris Trust pursuant to the KSEA amendment because the Company’s Chairman and Chief Executive Officer, Mr. K.R. Murdoch, is a related party to the Company and is deemed to be an associate of the Harris Trust because of Mr. K.R. Murdoch’s ability to appoint certain members of the boards of directors of the corporate trustee of the Harris Trust. However, Mr. K.R. Murdoch disclaims any beneficial ownership in the Harris Trust.

The proposal seeks approval for the issuance of shares of Class A Common Stock to the Harris Trust equivalent to approximately A$43 million, which is equivalent to approximately US$32.5 million, in lieu of cash, pursuant to the terms of the KSEA amendment. By issuing shares of Class A Common Stock rather than cash, the Company can retain the cash for general corporate purposes. If approved by stockholders, the shares of the Class A Common Stock will be issued to the Harris Trust on the second trading day after stockholder approval is obtained at an issue price equal to the closing price of the Class A Common Stock as reported on the NYSE on the trading day prior to such issuance.

Voting Exclusion Statement

The Company will disregard any votes cast in respect of the above Proposal 3 by the Harris Trust or an associate of the Harris Trust. Associates of the Harris Trust include Mr. K.R. Murdoch, as well as Messrs. DeVoe and Siskind who serve as directors of the corporate trustee of the Harris Trust. However, the Company will not disregard votes cast by such persons as proxy for a stockholder of the Company, in accordance with the directions on the proxy form to vote as the proxy decides.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK TO THE HARRIS TRUST, IN LIEU OF CASH, PURSUANT TO THE AMENDMENT TO AN AGREEMENT RELATING TO THE COMPANY’S REINCORPORATION TO THE UNITED STATES IN NOVEMBER 2004.

PROPOSAL NO. 4

APPROVAL OF INCREASE IN THE AGGREGATE ANNUAL LIMIT ON THE AMOUNT OF FEES PAID TO NON-EXECUTIVE DIRECTORS

Background

On June 16, 2005, the Compensation Committee approved a proposal to increase the aggregate annual limit that may be paid to Non-Executive Directors as a group from $1.4 million to $3.5 million. The Compensation Committee is responsible for reviewing the compensation of the Company’s Directors for service on the Board and its committees and recommending changes in compensation to the Board. Based upon a review conducted by a leading independent compensation consultant, the Compensation Committee determined that the current compensation levels for Non-Executive Directors are generally below those of the Company’s peer group, which includes the Company’s direct competitors.

To eliminate the competitive shortfall in the Company’s Non-Executive Director compensation, the Compensation Committee approved and recommended for stockholder approval a proposal to increase the aggregate annual limit of Directors’ fees payable by the Company to its Non-Executive Directors. If the proposal is approved by stockholders, the Company will change elements of Non-Executive Director compensation, which will include: (i) to increase the annual retainer for service as a Non-Executive Director by increasing the portion of the annual retainer invested in Class A Common Stock through a deferred stock unit account from $40,000 to $85,000; (ii) to increase the retainer paid to members of the Compensation and Nominating and Corporate Governance Committees from $6,000 to $10,000; (iii) to increase the retainer paid to the Chairman of the Audit Committee from $10,000 to $25,000; and (iv) to increase the retainer paid to the Chairmen of the Compensation and Nominating and Corporate Governance Committees from $5,000 to $15,000. The proposal will also be used by the Company to pay fees to the additional independent director that the Company expects to appoint.

In addition, if stockholder approval is obtained, the Company will pay a one-time fee to members of the Special Committee for the Special Committee’s service in connection with the reincorporation of the Company to the United States in November 2004. The Board formed the Special Committee on March 30, 2004 to evaluate the reincorporation and to participate in the negotiation of the Company’s acquisition of QPL. It is proposed that each of the members of the Special Committee, Messrs. Cowley, Eddington, Perkins, Knight and Shuman, receive a cash payment of $100,000. Mr. Geoffrey C. Bible, who retired from service on the Board in October 2004, will receive a one-time cash payment of $150,000 for serving as Chairman of the Special Committee.

If stockholders approve this Proposal 4, the increase would become effective as of July 1, 2005.

Required Disclosure for the Purpose of the ASX Listing Rules

The listing rules of the ASX require the Company to seek stockholder approval for any increase in the total fees paid to the Company’s Directors. Thus, stockholder approval is necessary to increase the aggregate annual limit on the amount of fees that may be paid to Non-Executive Directors as a group from $1.4 million to $3.5 million.

Voting Exclusion Statement

The Company will disregard any votes cast in respect of the above Proposal 4 by any Director of the Company or an associate of such Director; provided, however, that the Company will not disregard votes cast by any such person as proxy for a stockholder of the Company, in accordance with the directions on the proxy form.

THE BOARD RECOMMENDS A VOTE “FOR” THE INCREASE OF THE AGGREGATE ANNUAL LIMIT ON THE AMOUNT OF FEES PAID TO NON-EXECUTIVE DIRECTORS.

EXECUTIVE OFFICERS OF NEWS CORPORATION

The executive officers of the Company at June 30, 2005 are set forth in the table below. Each holds the offices indicated until his successor is chosen and qualified at the regular meeting of the Board to be held following the annual meeting of the Company’s stockholders, and at other meetings of the Board as appropriate.

Name	Age	Position with the Company
K. Rupert Murdoch	74	Chairman and Chief Executive Officer

Peter Chernin	54	Director, President and Chief Operating Officer

David F. DeVoe	58	Director, Senior Executive Vice President and Chief Financial Officer

Lachlan K. Murdoch	33	Director and Deputy Chief Operating Officer (1)

Lawrence A. Jacobs	50	Senior Executive Vice President and Group General Counsel

(1)	Mr. L.K. Murdoch resigned from his position as Deputy Chief Operating Officer of the Company as of August 31, 2005.

None of the executive officers of the Company is related to any other executive officer or Director by blood, marriage or adoption, with the exception of Mr. L.K. Murdoch, a Director and the former Deputy Chief Operating Officer of the Company, who is the son of Mr. K.R. Murdoch, the Chairman and Chief Executive Officer of the Company.

Information concerning Messrs. K.R. Murdoch, Chernin, DeVoe and L.K. Murdoch can be found under the headings Election of Directors and Directors Continuing in Office.

Lawrence A. Jacobs has been a Senior Executive Vice President and Group General Counsel of the Company since January 2005. Mr. Jacobs served as the Company’s Deputy General Counsel from 1996 until 2004, as Executive Vice President from 2001 until 2004 and as Senior Vice President from 1996 until 2001. Mr. Jacobs was a partner of the New York law firm of Squadron, Ellenoff, Plesent & Sheinfeld, LLP prior to joining the Company. Mr. Jacobs has been a Director of Sky Brasil Servicos Ltda since 2002 and a Director of Innova S. de R.L. de C.V. since 2002 and a Director of NDS since August 2005. Mr. Jacobs has been a member of the Bar of the State of New York since 1982.

SECURITY OWNERSHIP OF NEWS CORPORATION

The following table sets forth the beneficial ownership of both Class A Common Stock and Class B Common Stock as of August 15, 2005 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each member of the Board; (iii) each Named Executive Officer (as defined in Item 402(a)(3) of Regulation S-K) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned (1)
	Number of Shares Beneficially Owned		Option Shares (3)	Percent of Class (4)
Name (2)	Non-Voting Class A Common Stock	Voting Class B Common Stock (5)	Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock (5)

AE Harris Trust (6) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	57,931,399	297,280,548	0	2.6%	28.9%

Liberty Media Corporation (7) 12300 Liberty Boulevard Englewood, CO 80112	324,637,067	188,000,000	0	14.4%	18.0%

FMR Corp. (8) 82 Devonshire Street Boston, MA 02109	Not reported	69,174,856	0	—	6.6%

K. Rupert Murdoch (9)	61,963,141	307,947,677	12,000,000	3.3%	29.9%

Peter L. Barnes	7,959	0	0	*	0

Chase Carey	0	0	0	0	0

Peter Chernin (10)	10,465	0	9,012,500	*	0

Kenneth E. Cowley AO	68,717	0	28,500	*	0

David F. DeVoe	8,160	0	1,775,000	*	0

Viet Dinh	0	440	0	0	*

Roderick I. Eddington	0	0	447,000	*	0

Lawrence A. Jacobs	0	0	431,450	*	0

Andrew S.B. Knight	201,123	120,657	34,500	*	*

Lachlan K. Murdoch	1,056	7,057	1,777,500	*	*

Thomas J. Perkins	0	16,486	34,500	*	*

Stanley S. Shuman	320,515	60,996	46,500	*	*

Arthur M. Siskind	33,226	10,934	1,780,000	*	*

John L. Thornton	0	0	0	0	0

All current Directors and executive officers as a group (17 members)	62,616,402	308,164,247	28,456,200	4.0%	29.9%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on August 15, 2005.

(1)	This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various Directors and officers serve as directors or trustees.
(2)	The address for all Directors and executive officers of News Corporation is c/o News Corporation, 1211 Avenue of the Americas, New York, NY 10036.
(3)	The number of option shares reported reflects the number of option shares currently exercisable or that become exercisable within 60 days following August 15, 2005.
(4)	Applicable percentage of ownership is based on 2,237,655,734 shares of Class A Common Stock and 1,029,576,988 shares of Class B Common Stock outstanding as of August 15, 2005 together with the exercisable options for such stockholder or group of stockholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(6)	Beneficial ownership of the Class A Common Stock is as of November 12, 2004 as reported on a Form 4 filed with the SEC on November 12, 2004. Beneficial ownership of the Class B Common Stock is as of April 26, 2005 as reported on a Schedule 13G/A filed with the SEC on April 27, 2005. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Harris Trust, has the powers to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Harris Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership of non-voting Class A Common Stock reported includes 57,000 shares of Class A Common Stock over which Cruden Financial Services, sole trustee of the Harris Trust, has sole dispositive power.
(7)	Beneficial ownership of Class A Common Stock is as of December 9, 2004 as reported on Form 4 filed by Liberty Media Corporation (“Liberty”) on December 21, 2004. Beneficial ownership of Class B Common Stock is as of December 9, 2004 as reported on Schedule 13G/A filed by Liberty on December 21, 2004. Based on the Form 4, Liberty holds such shares through a number of its wholly owned subsidiaries.
(8)	Beneficial ownership is as of December 31, 2004 as reported on Schedule 13G filed by FMR Corp., an investment advisor, on February 14, 2005. Beneficial ownership reported includes 7,138,363 shares of Class B Common Stock of which FMR Corp. has sole voting power and no shares of which FMR Corp. has shared voting power. FMR Corp. has sole dispositive power over 69,174,856 shares of Class B Common Stock. Of these shares, 62,133,249 shares (approximately 5.9% of the Company’s outstanding voting Class B Common Stock) are held by Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. (the “Fidelity Fund”). FMR Corp. does not have sole power to vote or direct the voting of the shares owned directly by the Fidelity Fund, which power resides with the Fund’s Board of Trustees. The family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp, and his daughter Abigail Johnson, a director, and trusts for the family members’ benefit may be deemed to form a controlling group with respect to FMR Corp.
(9)	Beneficial ownership reported includes 57,931,399 shares of Class A Common Stock and 297,280,548 shares of Class B Common Stock beneficially owned by the Harris Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Harris Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 4,012,402 shares of Class A Common Stock and 10,646,571 shares of Class B Common Stock held by the K.R. Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership reported also includes 4,800 shares of Class A Common Stock and 4,540 shares of Class B Common Stock held by certain members of Mr. K.R. Murdoch’s family.
(10)	Beneficial ownership reported includes 1,400 shares of Class A Common Stock held by the Peter and Megan Chernin Revocable Trust of which Mr. Chernin holds a beneficial and trustee interest.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth certain summary information concerning the compensation paid for the fiscal years ended June 30, 2005, 2004 and 2003 to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who served in such capacity on June 30, 2005, except as otherwise indicated. The table also includes Mr. Siskind, for whom disclosure would have been provided but for the fact that Mr. Siskind was no longer serving as an executive officer of the Company on June 30, 2005. The individuals named on the following table are collectively referred to as the “Named Executive Officers.”

Name and Principal Position	Year	Annual Compensation						Number of Stock Options and SARs Awarded	All Other Compensation (4)
		Salary (1)		Bonus (2)		Other Annual Compensation (3)
K. Rupert Murdoch Chairman and Chief Executive Officer	2005 2004 2003		$4,508,725 4,509,000 4,508,000		$18,890,000 12,500,000 7,500,000		$230,921 211,322 146,459	0 0 0	$6,300 6,150 6,000

Peter Chernin President and Chief Operating Officer	2005 2004 2003		$8,319,737 8,296,000 8,104,000		$18,890,000 8,000,000 8,000,000		$243,895 134,834 188,084	500,000 500,000 500,000	$299,479 401,977 376,193

David F. DeVoe Senior Executive Vice-President and Chief Financial Officer	2005 2004 2003		$2,603,750 2,292,000 2,104,000		$5,778,000 2,350,000 7,150,000	$	— — —	250,000 250,000 240,000	$6,300 6,150 6,000

Lachlan K. Murdoch (5) Deputy Chief Operating Officer	2005 2004 2003		$2,000,000 1,800,000 1,403,000		$5,778,000 2,000,000 1,200,000	$	— — —	187,500 187,500 170,000	$6,300 6,150 6,000

Lawrence A. Jacobs (6) Senior Executive Vice-President and Group General Counsel	2005 2004 2003	$ $ $	1,172,115 900,000 800,000	$ $ $	750,000 450,000 600,000	$	— — —	0 0 0	$6,300 6,150 6,000

Arthur M. Siskind (7) Senior Advisor to the Chairman	2005 2004 2003		$1,715,427 2,142,000 1,959,000		$5,000,000 1,300,000 1,200,000	$	— — —	250,000 250,000 240,000	$6,300 6,150 6,000

(1)	Includes all amounts earned for the respective fiscal years, even if deferred under the Company’s 401(k) plan or pursuant to an employment agreement.
(2)	For fiscal year 2005, annual bonuses for Messrs. K.R. Murdoch, Chernin, DeVoe and L.K. Murdoch were based on a computation of earnings per share growth. For Messrs. K.R. Murdoch and L.K. Murdoch the entire fiscal year 2005 bonus is payable in cash. For Messrs. Chernin and DeVoe the portion of these aggregate bonuses that are payable in cash is $11,945,000 and $4,389,000, respectively, and the remaining portion will be paid in time-vested, cash-settled restricted share units (“Cash-Settled RSUs”). For Messrs. Chernin and DeVoe, the Company will deliver a total of 422,188 and 84,438, Cash-Settled RSUs, respectively, over three equal annual installments beginning on July 1, 2006 for payment of the Cash-Settled RSU portion of the fiscal year 2005 bonus. These Cash-Settled RSUs will be settled by a cash payment equal to the closing market price of the Class A Common Stock on the last trading date prior to the delivery date multiplied by the number of restricted share units (“RSUs”) to be settled on such date. The Company’s future expense related to the outstanding Cash-Settled RSUs will be recorded as bonus compensation over the vesting period. Dividends payable on the Company’s Class A Common Stock prior to the vesting of the Cash-Settled RSUs are paid in the form of additional Cash-Settled RSUs, which will also be reflected as bonus compensation over the remaining vesting period. Fiscal year 2004 and 2003 bonuses for each of the Named Executive Officers were paid in cash.

(3)	In accordance with SEC rules, amounts totaling less than $50,000 have been omitted. The amounts of personal benefits shown in this column that represent more than 25% of the applicable Named Executive Officer’s total Other Annual Compensation include use of Company aircraft for Mr. K.R. Murdoch for 2005 in the amount of $204,388, for 2004 in the amount of $159,086 and for 2003 in the amount of $113,937 and for Mr. Chernin for 2005 in the amount of $212,906, for 2004 in the amount of $106,330 and for 2003 in the amount of $161,450. These amounts have been calculated based on the incremental costs to the Company. For security reasons, the Company requires the Named Executive Officers to use the Company aircraft for all travel.
(4)	This amount includes matching contributions under the Company’s 401(k) plan for all Named Executive Officers. In addition, the amount for Mr. Chernin includes earned interest on deferred compensation in excess of 120% of the long-term applicable federal rate determined pursuant to the SEC rules in the amount of $163,884, $138,491 and $112,857 for 2005, 2004 and 2003, respectively, and premiums paid on universal life insurance policies of $129,295, $257,336 and $257,336 for 2005, 2004 and 2003, respectively.
(5)	Mr. L.K. Murdoch resigned from the Company effective August 31, 2005. He will continue to advise and consult with the Company on such matters and in such manner as the Company may from time to time request for a two-year period commencing on the date of resignation. A description of the letter agreement describing the transition and separation benefits to be provided to Mr. L.K. Murdoch can be found under the heading Employment Agreements.
(6)	Mr. Jacobs became an executive officer of the Company on January 1, 2005.
(7)	Mr. Siskind retired as the Company’s Senior Executive Vice President and Group General Counsel on December 31, 2004.

STOCK APPRECIATION RIGHTS (SARs) GRANTED IN FISCAL YEAR 2005

The following table summarizes the SARs granted to Named Executive Officers of the Company during the fiscal year ended June 30, 2005.

Name	Number of Securities Underlying SARs Granted	% of Total SARs Granted to Employees in Fiscal Year	Exercise Price per Share ($/Share)	Expiration Date	Grant Date Present Value (1)
K. Rupert Murdoch	0	0	—	—	—
Peter Chernin	500,000	42%	$15.20	8/11/2014	$3,880,000
David F. DeVoe	250,000	21%	$15.20	8/11/2014	$1,940,000
Lachlan K. Murdoch	187,500	16%	$15.20	8/11/2014	$1,455,000
Lawrence A. Jacobs	0	0	—	—	—
Arthur M. Siskind	250,000	21%	$15.20	8/11/2014	$1,940,000

(1)	The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the SAR grant reflected in the above table include the following:(i) exercise price for the SARs equal to the fair market value of the underlying Class A Common Stock on the date of grant; (ii) expected SAR term of seven years; (iii) dividend yield of 0.90% (iv) risk-free interest rate of 5.70%; and (v) volatility of 39.61%. The ultimate values of the SARs will depend on the future market price of the Class A Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, a holder will realize upon exercise of a SAR will depend on the excess of the market value of the Class A Common Stock over the exercise price on the date the SAR is exercised.

SUMMARY OF OPTIONS/SARs EXERCISED

The following sets forth certain summary information concerning the exercise of stock options/SARs by the Named Executive Officers during the fiscal year ended June 30, 2005, together with the fiscal year-end value of unexercised stock options/SARs.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)		Value of Unexercised In-The-Money Options/ SARs at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
K. Rupert Murdoch	0	0	12,000,000	0	0	0
Peter Chernin	0	0	8,887,500	1,250,000	$9,282,616	$1,953,913
David F. DeVoe	0	0	1,745,000	590,000	$1,339,096	$905,206
Lachlan K. Murdoch	0	0	1,749,375	445,625	$2,615,719	$697,109
Lawrence A. Jacobs	0	0	408,200	46,500	$1,007,327	$189,233
Arthur M. Siskind	0	0	1,750,000	590,000	$1,040,863	$956,609

(1)	Value of the securities underlying the “in the money” stock options/SARs at year end minus the exercise price of the stock options/SARs is equal to the closing price of $16.13 for the shares of Class A Common Stock underlying the stock options/SARs at fiscal year end.

PENSION PLANS

Under the terms of the News America Incorporated Employees’ Pension and Retirement Plan and the News America Publishing Incorporated Supplemental Executive Retirement Plan (collectively, the “News Corp Pension Plans”), an eligible employee will receive a benefit at retirement that is based upon (a) the employee’s number of years of benefit service from 1989 and final average compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months plus (b) the benefit calculated as of 1989 under the prior plan formula indexed for future increases in earnings. Compensation, for benefit purposes, is currently limited to $310,000 per year.

For the Named Executive Officers, the Company provides enhanced benefits where the compensation limit has been extended to $2,000,000 for Messrs. K.R. Murdoch, Chernin, DeVoe, L.K. Murdoch and Siskind and to $1,000,000 for Mr. Jacobs. The enhanced benefits are integrated with social security. In addition, Messrs. K.R. Murdoch, Chernin, DeVoe, L.K. Murdoch and Siskind, as a minimum, receive an annual benefit of $500,000 adjusted annually for inflation. The benefits under the News America Incorporated Supplemental Executive Retirement Plan and the enhanced benefits are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the News America Incorporated Employees’ Pension and Retirement Plan. The table below illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the retirement benefit payable to the Named Executive Officers under the News Corp Pension Plans and the enhanced benefits upon retirement in 2005 at age 65, based on the 100% Joint and Survivor annuity form of benefit payment. For all the Named Executive Officers, the estimated benefits payable under the News Corp Pension Plans and the enhanced benefits, as of June 30, 2005, are based on the compensation limits stated above. Messrs. K.R. Murdoch, Chernin, DeVoe, L.K. Murdoch, Jacobs and Siskind have been credited with 53.3, 16.3, 22, 8.1, 10 and 14.3 years of benefit service, respectively.

Pension Plan Table

Annual Remuneration	Estimated Annual Pension for Years of Service					50
	5	10	15	20	35
$1,000,000	$78,539	$157,078	$235,617	$314,156	$549,774	$699,774
$1,200,000	578,495	578,495	578,495	578,495	661,774	841,774
$1,400,000	578,495	578,495	578,495	578,495	773,774	983,774
$1,600,000	578,495	578,495	578,495	578,495	885,774	1,125,774
$1,800,000	578,495	578,495	578,495	578,495	997,774	1,267,774
$2,000,000	578,495	578,495	578,495	634,156	1,109,774	1,409,774

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of stock options outstanding and the weighted-averaged exercise price of those stock options granted under the Company’s equity compensation plans, including the News Corporation 2004 Stock Option Plan (the “2004 Stock Option Plan”) and the News Corporation 2004 Replacement Stock Option Plan (the “Replacement Plan”), as of June 30, 2005. The News Corporation 2005 Long-Term Incentive Plan (the “2005 Plan”) was approved by the stockholders of the Company on June 30, 2005 and, upon stockholder approval, became effective as of May 17, 2005. As of June 30, 2005, no securities have been granted under the 2005 Plan. All shares reflected in the table are shares of the Class A Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders (1)	123,866,573	(2)	$17.74	165,000,000
Equity compensation plans not approved by stockholders	—		—	—
Total (2)	123,866,573	(2)	$17.74	165,000,000

(1)	As of June 30, 2005, no additional options may be granted under the 2004 Stock Option Plan or the Replacement Plan.
(2)	Does not include stock options to purchase an aggregate of 6,292,186 Class A Common Stock, at a weighted average exercise price of $12.84, granted under plans assumed in connection with acquisition transactions. No additional stock options may be granted under these assumed plans.

EMPLOYMENT AGREEMENTS

Summary of Peter Chernin’s Employment Agreement

NAI, a wholly-owned subsidiary of the Company, entered into an Amended and Restated Employment Agreement with Mr. Peter Chernin, the Company’s President and Chief Operating Officer, effective August 1, 2004 and expiring on June 30, 2009. NAI and Mr. Chernin subsequently agreed to amend the employment agreement as described in a Current Report on Form 8-K filed by the Company with the SEC on August 10, 2005. On September 8, 2005, NAI and Mr. Chernin further amended the employment agreement. Set forth below is a description of the employment agreement as amended. Mr. Chernin’s agreement provides that he will receive a base salary of $3,800,000 per year, and that he is eligible to receive an annual performance-based bonus based on the Company’s achievement of financial performance targets determined by (i) calculating the percentage change in Adjusted Earnings Per Share (as defined in the employment agreement) of the Company for the fiscal year then ended and (ii) then determining the Required Amount (as defined in the employment agreement) of bonus payable in amounts ranging from $0 to $25 million based on guidelines in the agreement setting forth the required bonus amount for the corresponding percentage change in Adjusted Earnings Per Share. Pursuant to the terms of the agreement, the first $5 million of the annual performance-based bonus will be payable in cash and the remaining balance will be payable one-half in cash and the other half in RSUs (paid in three equal annual installments, except for any RSUs earned in the fiscal years ended 2007 and 2008 which are required to be paid in two equal annual installments and one installment, respectively). The RSUs may be paid, at the Company’s discretion, in shares of Class A Common Stock or in cash equal to the value of the shares of Class A Common Stock subject to such RSUs. The number of RSUs to be delivered is equal to the applicable value divided by the Average Market Price (as defined in the employment agreement) of Class A Common Stock. Any bonus earned for the period ending June 30, 2009 will be payable solely in cash.

Pursuant to Mr. Chernin’s employment agreement, in August 2004, Mr. Chernin received a grant of stock appreciation rights on 500,000 shares of Class A Common Stock which vest as to 25% on each anniversary date after the date of grant. In addition, Mr. Chernin is also eligible to receive grants of annual equity-based awards in the form of stock, stock options or other stock-related grants in amounts equal to and on terms at least as favorable as grants made to other Company executives. Mr. Chernin may participate in the Company’s pension and welfare plans that are applicable to the Company’s senior executives, which generally include retirement plans, supplemental and excess retirement plans (“SERP”), group life insurance, accident and death insurance, medical and dental insurance, sick leave and disability plans and any plan or program providing fringe benefits or perquisites to the Company’s executive officers. In addition to these pension and welfare benefits, Mr. Chernin was entitled to monthly Company contributions of $41,667 through November 15, 2004 to a pension account, which earns a guaranteed annual rate of return and, commencing on August 1, 2004, a savings account with monthly Company contributions of $358,334, which both shall be fully vested at all times. The funds in the savings account currently earn a rate of return equal to Mr. Chernin’s investments in the 401(k) plan, however, upon the transfer of the funds into a grantor trust formed to hold the amounts described in Section 5(c) of the employment agreement, the amount of these funds will no longer be tied to the performance of Mr. Chernin’s investments in the 401(k) plan, but instead will fluctuate in value in accordance with the investment performance of the assets in the grantor trust. The pension and savings account shall be paid in cash in a lump sum to Mr. Chernin upon his termination of employment with the Company or at a time otherwise elected by Mr. Chernin in accordance with procedures developed by the Company. Pursuant to the terms of his employment agreement, the Company will pay premiums under Mr. Chernin’s existing variable universal life insurance policies with a death benefit of $5 million. Mr. Chernin is also entitled to reimbursement, in accordance with the policies of the Company, for traveling and other expenses incurred in his performance of the Company’s business, including, to the extent available, use of the Company jet for business travel.

If Mr. Chernin’s employment is terminated by the Company for cause, by reason of death or if Mr. Chernin resigns without good reason (as defined in the employment agreement), he is entitled to receive (i) a payment equal to his base salary accrued through the date of such termination or resignation, (ii) a payment of the pro-rata portion of his annual bonus, (iii) a payment of any bonus earned but not yet paid for any period ending prior to the date of such termination or resignation, (iv) a payment of the total accrued amount in Mr. Chernin’s pension account and savings account (as defined in the employment agreement), (v) a grant of stock appreciation rights or other equity-based awards that he may be eligible to receive prior to the date of such termination or resignation to the extent not yet granted and (vi) other benefits such as enhanced SERP benefits, lifetime medical and life insurance and lifetime health and welfare benefits. Unvested equity awards would be forfeited upon such termination unless Mr. Chernin elects to enter into a post-termination production agreement. Good reason is defined under the employment agreement to include, among other things, any material reduction in Mr. Chernin’s benefits under any employee benefit plan or any material reduction in fringe benefits and perquisites provided to Mr. Chernin (unless failure to reduce such benefits would constitute a violation of applicable law), the assignment to Mr. Chernin of any duties inconsistent with his positions, duties and status with the Company, a change in Mr. Chernin’s reporting responsibilities, title or offices and if any person other than Mr. K.R. Murdoch is Chairman and Chief Executive Officer of the Company. If Mr. Chernin terminates his employment without good reason to become the chief executive officer of another company engaged in material business that is competitive (as defined in the employment agreement) with the business conducted by the Company and such company is not a listed company and its direct or indirect parent is a listed company, the Company and its affiliates will have no claim for damages against Mr. Chernin or any other person or entity if Mr. Chernin has provided six months notice to the Company and obtained the consent of the Chairman.

If Mr. Chernin’s employment is terminated by the Company without cause, for reason of disability, or if Mr. Chernin resigns for good reason, he is entitled to receive the payments listed as (i) through (v) in the paragraph above in addition to: (a) full vesting and exercisability of outstanding unvested stock appreciation rights, stock options and other equity-based awards granted to him prior to, on or after his termination, and the ability to exercise such stock appreciation rights or stock options for their full 10-year term, as well as payment of all RSUs, (b) a lump sum cash amount of $40,000,000, (c) payment of all RSUs paid in accordance to the terms of the employment agreement and (d) other benefits, such as continued medical, disability, dental and life insurance coverage. If Mr. Chernin becomes subject to golden parachute excise taxes the Company will pay him a “Gross-up Amount” (as defined in the employment agreement).

Unless Mr. Chernin resigns after declining to replace Mr. K.R. Murdoch as Chief Executive Officer of the Company (a “CEO Termination”) or Mr. Chernin becomes a full-time employee of an entity that derives more than 10% of its revenue from film or television production, within 30 days following the termination of Mr. Chernin’s employment for any reason (including for cause), he may require that the Company enter into a six-year motion picture production agreement and a six-year television production agreement with him. The motion picture production agreement will provide for the purchase by the Company of at least two motion pictures per year, and both the motion picture and television production agreements will contain terms relating to guarantees, fees and compensation at least as favorable as the most favorable agreements entered into by the Company and any other producer prior to the effective date of the employment agreement. Both production agreements will provide the Company with the first look with respect to any television programming or motion picture projects developed thereunder. During the term of the production agreements, Mr. Chernin’s equity awards under his employment agreement will continue to vest or be paid out on their original schedule and Mr. Chernin will continue to receive credit for age and service for the purposes of post-retirement benefits. During the term of his employment agreement and for one year thereafter, Mr. Chernin may not induce any employee of the Company or its affiliates to leave his or her employment or to provide services for any other person or entity.

Summary of David F. DeVoe’s Employment Agreement

On March 8, 2005, NAI entered into an employment agreement with Mr. David F. DeVoe, the Company’s Senior Executive Vice President and Chief Financial Officer, dated as of November 15, 2004 and expiring on November 14, 2009. Under his employment agreement, Mr. DeVoe will continue to serve as Senior Executive Vice President and Chief Financial Officer of the Company, as well as Senior Executive Vice President and Chief Financial Officer of both NAI and FEG, a wholly-owned subsidiary of the Company. Mr. DeVoe will also continue to serve as a Director on the Boards of Directors of the Company, NAI and FEG.

Pursuant to the terms of his employment agreement, Mr. DeVoe will receive a base salary at an annual rate of not less than $2,503,750 and will be eligible to receive an annual bonus. Mr. DeVoe will be entitled to participate in incentive or benefit plans or arrangements presently in effect or to be adopted by the Company applicable to senior executives of the Company, NAI or FEG, including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive compensation plan and any profit sharing, pension, group medical, dental disability and life insurance or other similar benefits plan (collectively, the “Benefits”). Pursuant to the terms of his employment agreement, Mr. DeVoe will be provided with the use of an automobile, and the Company shall pay for the insurance, maintenance, fuel and telephone for such automobile. Pursuant to the terms of his employment agreement, Mr. DeVoe will continue to receive enhanced SERP and welfare benefits in certain events, including in the event of any termination of his employment agreement.

During any period that Mr. DeVoe fails to perform his duties as a result of incapacity and disability, NAI shall continue to pay Mr. DeVoe his full base salary, a minimum annual bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe (the “Minimum Annual Bonus”) and the Benefits or payments on account of the Benefits until the Mr. DeVoe returns to his duties or until Mr. DeVoe’s employment is terminated.

If Mr. DeVoe’s employment agreement is terminated by reason of his death, NAI will pay directly to his surviving spouse or legal representative of his estate, (i) for a period of one year (commencing with the date of termination) (a) an amount equal to and payable at the same rate as his then current base salary, (b) a Minimum Annual Bonus and (c) the Benefits or payments on account of Benefits and (ii) any payment Mr. DeVoe’s surviving spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy then provided to Mr. DeVoe or maintained by the Company.

If Mr. DeVoe’s employment is terminated for cause (as defined in the employment agreement), Mr. DeVoe will be entitled to receive his full base salary, a minimum bonus equal to the average of the two immediately preceding annual bonuses paid to Mr. DeVoe and the Benefits or payment on account of the Benefits through the date of termination from employment.

If Mr. DeVoe’s employment is terminated other than for disability, death or cause or if Mr. DeVoe terminates his employment due to (i) a breach of the employment agreement by NAI, which, if curable, is not cured within 20 days after written notice specifying such breach is given or (ii) the requirement that Mr. DeVoe be based outside the New York metropolitan area, Mr. DeVoe will be entitled to receive the compensation and other payments and Benefits through the term of his employment agreement and in the same manner as though he continued to be employed under the terms of his employment agreement. For this purpose, compensation will include a minimum annual bonus equal to the average of the two immediately preceding bonuses paid to Mr. DeVoe. In addition, Mr. DeVoe will not be required to seek or accept other employment during the term of his employment agreement and any amounts earned from any other employment during the term of his employment agreement will not reduce or otherwise affect the payments due to Mr. DeVoe.

The employment agreement provides that, if, in the future, the Company, NAI or FEG enters into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company, NAI or FEG, then the Company, NAI or FEG will enter into an agreement with Mr. DeVoe which affords him comparable benefits.

Summary of Lachlan K. Murdoch’s Letter Agreement

On July 28, 2005, Mr. L. K. Murdoch, the Company’s former Deputy Chief Operating Officer, announced his resignation from all of his executive positions with the Company, effective August 31, 2005. The Company entered into a letter agreement with Mr. L. K. Murdoch dated July 28, 2005. The letter agreement provides that Mr. L.K. Murdoch will be available to advise and consult with the Company on such matters and in such manner as the Company may from time to time request for a two-year period commencing on the date of resignation. The letter agreement also describes the transition and separation benefits to be provided to Mr. L.K. Murdoch.

Pursuant to the terms of the letter agreement, the Company and Mr. L.K. Murdoch agreed that Mr. L.K. Murdoch shall continue to provide advisory services as needed to the Company for a two-year period, and that Mr. L.K. Murdoch shall not engage in business which is directly competitive with the business carried on by the Company or by any of its affiliates or solicit any employees of the Company to engage in a directly competitive business for a two-year period. The Company and Mr. L.K. Murdoch also agreed that the Company shall provide Mr. L.K. Murdoch with: (1) a separation cash payment equal to his salary and bonus for fiscal year ended 2005; (2) continued vesting of his outstanding stock options and stock appreciation rights for as long as he continues to serve as a Director of the Company and is not in breach of this letter agreement; and (3) continued medical benefits during the two-year period.

Summary of Lawrence A. Jacobs’ Employment Agreement

NAI entered into an employment agreement with Mr. Lawrence A. Jacobs, the Company’s Senior Executive Vice President and Group General Counsel, dated as of January 1, 2005 and expiring on December 31, 2009. Under his employment agreement, Mr. Jacobs will also serve as Senior Executive Vice President and Group General Counsel of NAI and FEG. Mr. Jacobs will also serve as a member of the Office of the Chairman of the Company, as well as a member of the Executive Management Committee of the Company. In such capacities, Mr. Jacobs shall have charge and supervision of all legal matters and affairs of the Company, NAI, FEG and their subsidiaries and divisions.

Pursuant to the terms of his employment agreement, Mr. Jacobs will receive a base salary at an annual rate of not less than $1,250,000 and will be eligible to receive a discretionary annual bonus. Mr. Jacobs will be entitled to participate in incentive or benefit plans or arrangements presently in effect or to be adopted by the Company applicable to senior executives of the Company, including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive compensation plan and any Benefits. Pursuant to the terms of his employment agreement, Mr. Jacobs will be provided with a car allowance in the amount of $1,200 per month. During the term of his employment, Mr. Jacobs is entitled to reimbursement for all expenses reasonably incurred by him in connection with the performance of the Company’s business.

During any period that Mr. Jacobs fails to perform his duties as a result of incapacity and disability, NAI shall continue to pay Mr. Jacobs his full base salary until he returns to his duties or until 12 months after his employment is terminated. In addition, Mr. Jacobs, his surviving spouse and eligible dependents shall continue to be provided with NAI health and welfare benefits on the same terms and conditions as apply to the highest paid group of executives at NAI or the Company.

If Mr. Jacobs’ employment agreement is terminated by reason of his death, NAI will pay directly to his surviving spouse or legal representative of his estate, (i) for a period of one year (commencing with the date of termination) an amount equal to and payable at the same rate as his then current base salary and (ii) any payment Mr. Jacobs’ spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy then provided to Mr. Jacobs or maintained by the Company. In addition, Mr. Jacobs’ surviving spouse and eligible dependents shall continue to be provided with NAI health and welfare benefits on the same terms and conditions as apply to the highest paid group of executives at NAI or the Company.

If Mr. Jacobs’ employment agreement is terminated for cause (as defined in his employment agreement), Mr. Jacobs will be entitled to receive his full base salary through the date of termination.

If Mr. Jacobs’ employment is terminated other than for disability, death or cause or if Mr. Jacobs terminates his employment due to (i) a breach of the employment agreement by NAI, which, if curable, is not cured within 20 days after written notice specifying such breach is given or (ii) the requirement that Mr. Jacobs be based outside the New York metropolitan area, Mr. Jacobs will be entitled to receive the compensation and other payments and Benefits through the term of his employment agreement in the same manner as though he continued to be employed under the terms of his employment agreement. For this purpose, compensation will include a minimum bonus equal to the average of the two immediately preceding bonuses paid to Mr. Jacobs. In addition, Mr. Jacobs will not be required to seek or accept other employment during the term of his employment agreement and any amounts earned from any other employment during the term of his employment agreement will not reduce or otherwise affect the payments due to Mr. Jacobs.

Summary of Arthur M. Siskind’s Employment Agreement

NAI entered into the Restated Employment Agreement with Mr. Arthur M. Siskind, a Director and the Senior Advisor to the Chairman of the Company, effective January 1, 2005 and expiring on December 31, 2008. Under his employment agreement, Mr. Siskind will, in his executive capacity, report directly to, and perform such services and give such advice as requested by the Chairman of the Company.

Pursuant to the terms of his employment agreement, Mr. Siskind will receive a base salary of $1,000,000 per year, which salary shall be reviewed annually and which may be increased at the discretion of the Company. Mr. Siskind may participate in any bonus or incentive plans in which other senior executives of the Company or NAI participate at the discretion of the Company. Mr. Siskind will be entitled to participate in incentive or benefit plans or arrangements presently in effect or to be adopted by the Company applicable to senior executives of the Company or NAI, including any stock option or purchase plan, stock appreciation rights plan or any bonus or other incentive compensation plan and any Benefits. During the term of his employment agreement, Mr. Siskind will be provided with a suitable office and continued secretarial and support services. Mr. Siskind will also be provided with, or reimbursed for, the use of an automobile, whether purchased or leased, and the Company shall pay for the insurance, maintenance, fuel and telephone for such automobile. During the term of his employment agreement, Mr. Siskind is entitled to reimbursement for all expenses reasonably incurred by him in connection with the performance of the Company’s business.

To provide a supplemental pension benefit to Mr. Siskind, NAI shall credit to a reserve account (the “Reserve Account”) a monthly sum calculated at the rate of $75,000 per annum, increased annually, commencing on July 1, 2004, by the percentage increase during the term of Mr. Siskind’s employment indicated in the Consumer Price Index for all Consumers, as published by the United States Department of Labor, Bureau of Labor Statistics. Additionally, during the term of Mr. Siskind’s employment, NAI will further provide a monthly credit to the reserve account consisting of interest payments on the credit balance in the reserve account. The amounts credited to the reserve account, including the interest credits, shall not be held in trust for Mr. Siskind. Mr. Siskind shall have no rights with respect to the credit balance in the reserve account, except the contractual right to receive payments when due as described below.

During any period that Mr. Siskind fails to perform his duties as a result of incapacity and disability, NAI shall continue to pay to Mr. Siskind his full salary, any Benefits or payments on account of Benefits and the amount that would otherwise have been credited to the Reserve Account for such period, until Mr. Siskind returns to his duties or until his employment is terminated.

If Mr. Siskind’s employment is terminated by reason of his death, NAI will pay directly to his surviving spouse or legal representative of his estate, (i) for a period of 12 months (a) an amount equal to and payable at the same rate as his then current salary, (b) any benefits or payments on account of Benefits and (c) the amount that would otherwise have been credited to the Reserve Account for such period as described above and (ii) any payment Mr. Siskind’s spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy then maintained by the Company. To the extent that any payments by NAI pursuant to any benefit plan (including the Reserve Account) shall not be fully vested at the time of termination (the “Non-Vested Contributions”), then NAI will pay to Mr. Siskind’s surviving spouse or legal representative of his estate, an amount equal to the Non-Vested Contributions.

If Mr. Siskind’s employment agreement is terminated for cause (as defined in his employment agreement), Mr. Siskind will be entitled to receive his full salary, any Benefits or payments on account of Benefits through the date of termination and the amount that would otherwise have been credited to the Reserve Account through the date of termination.

If Mr. Siskind’s employment is terminated other than for disability, death or cause or if Mr. Siskind terminates his employment due to (i) a breach of the agreement by NAI or the breach of the guarantees of the agreement by the Company, which breach if curable, is not cured in a timely fashion, (ii) Mr. Siskind is required to be based and essentially render services somewhere other than the New York City metropolitan area at the principal office of NAI, or (iii) if K.R. Murdoch shall no longer be serving as the Chief Executive Officer of the Company, Mr. Siskind will be entitled to his full salary plus any amount that would have otherwise been paid and Benefits through the term of his employment agreement at the rate and subject to the aggregate cap in effect at the date of termination of Mr. Siskind’s employment. Mr. Siskind would be entitled to receive the amount that would otherwise have been credited to his Reserve Account through the term of employment, as described above. Mr. Siskind would receive these payments in the same manner as though he continued to be employed under his employment agreement. NAI would also make any payment of Non-Vested Contributions (as defined in his employment agreement). In addition, Mr. Siskind will not be required to seek or accept other employment during the period these payments are made and any amounts earned by him from any other employment during the term of employment will not reduce or otherwise affect the payments due to Mr. Siskind.

Upon any termination of employment under his employment agreement: (i) Mr. Siskind’s pension and the benefit arrangements which are to be provided after termination of employment will continue, including, without limitation, those arrangements provided for in two letter agreements from the Company to Mr. Siskind, each dated March 1, 2000; and (ii) the amount in the deferred compensation Reserve Account will be paid to Mr. Siskind, his wife (if alive) or to his estate (as applicable) in 120 equal monthly payments which will include 6% interest from the date of commencement of such payments.

In the event the Company or NAI shall in the future enter into agreements with their senior executives for the purpose of providing such executives with severance benefits in the event of a change of control of the Company or NAI, then the Company or NAI, as the case may be, shall enter into an agreement with Mr. Siskind which affords comparable benefits to him.

Annual Bonus Guidelines

On July 28, 2005, the Company entered into letter agreements with Messrs. K.R. Murdoch and DeVoe establishing performance goals for annual bonus payments for the fiscal year ended June 30, 2005 and the fiscal years ending June 30, 2006, 2007, 2008 and 2009 to be made under the 2005 Plan. The award of the annual bonuses pursuant to the respective letter agreements will be made following the Compensation Committee’s certification of the final results of the Company on which the bonus is based, and is contingent on continued employment with the Company or an affiliate of the Company. Pursuant to their respective letter agreements, the annual bonus for Mr. K.R. Murdoch will be payable in cash, and the annual bonus for Mr. DeVoe will be payable either in a combination of cash and Cash-Settled RSUs or in a combination of cash and RSUs settled in shares of Class A Common Stock. The Compensation Committee established similar performance goals for the annual bonus payment to Mr. L.K. Murdoch, which pertain only to his performance during the fiscal year ended June 30, 2005.

Pursuant to the terms of the letter agreements, the annual performance-based bonus is linked to the Company’s performance and involves the following calculation:

•	Determining the prior year adjusted earnings per share (“EPS”)

•	Determining the current year adjusted EPS

•	Calculating the percentage change in adjusted EPS

The percentage change in adjusted EPS calculation corresponds with permissible high/low compensation levels. Based on the percentage change in adjusted EPS calculation, Mr. K.R. Murdoch could receive a bonus between $0 and $25 million, and Mr. DeVoe could receive a bonus between $0 and $7 million. These performance goals for annual bonus payments for Messrs. K.R. Murdoch and DeVoe are substantively similar to the performance goals for annual bonus payments applicable to Mr. Chernin pursuant to the terms of Mr. Chernin’s employment agreement, which is described above.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act, or the Exchange Act except to the extent the Company specifically incorporates such information by reference.

The Compensation Committee is comprised of four independent, Non-Executive Directors as required under the NYSE listing standards. The Compensation Committee is responsible for the oversight of executive compensation objectives and policies, including the compensation for the Company’s Chief Executive Officer, and reviews and approves compensation, benefits and terms of employment of senior executives who are members of the Company’s Office of the Chairman. The Compensation Committee also oversees the administration of the Company’s incentive compensation plans and equity-based plans, which provide the Company with the ability to periodically reward key employees with equity awards, such as stock options, stock appreciation rights, restricted and unrestricted shares of Class A Common Stock, restricted share units and other forms of equity and equity-based awards.

Overview of Executive Compensation Principles

The Company’s executive compensation program is intended to ensure that executives are incentivized and compensated in a way that advances both the short- and long-term interests of stockholders while also ensuring that the Company is able to attract and retain executive management talent. Executive compensation at the Company is generally paid in three key components:

•	A base salary;

•	A performance-based annual bonus, which may be paid in cash, shares of Class A Common Stock, RSUs that are cash or stock-settled, or a combination of these; and

•	Periodic (generally annual) grants of long-term stock-based compensation, such as stock options, RSUs and/or restricted stock, which may be subject to performance-based and/or service-based vesting requirements

Each element of compensation is based on an executive’s experience, tenure, responsibilities and individual performance, as well as a review of competitive data for a variety of peer groups, including the Company’s direct competitors and, where applicable for the positions, other large U.S. companies. To assist with the compilation and review of comparative compensation data, the Compensation Committee retains an independent compensation consulting firm with extensive experience in compensation practices.

Components of Executive Compensation

Base Salary

Generally, executive officers’ base salaries are set pursuant to each executive officer’s employment agreement, where applicable. The Compensation Committee reviews management recommendations concerning appropriate base salaries of executive officers which take into consideration a variety of factors, including:

•	The nature and responsibility of the position, and to the extent available, salary norms for persons in comparable positions at comparable companies (primarily large, diversified publicly-held corporations, with a particular focus on major entertainment companies);

•	The experience of the individual executive officer; and

•	The recommendations of the Company’s Chief Executive Officer (except in the case of his own compensation).

Among the Named Executive Officers whose compensation is reported in the Summary Compensation Table on page 24, all but Mr. K.R. Murdoch are employed pursuant to agreements described under “Employment Agreements” above. Each of the Named Executive Officer’s base salary is shown in the “Salary” column of the Summary Compensation Table.

Compensation and Bonuses

For the Named Executive Officers, the Compensation Committee establishes compensation levels which take into account all factors that the Compensation Committee deems relevant, including (but not limited to) the individual’s functional responsibilities and leadership activities and a review of peer group compensation both within the media industry and more broadly.

The Company also grants annual bonuses to motivate its executive officers, including the Company’s Chief Executive Officer, to work effectively to achieve our corporate performance objectives and to reward them when those objectives are met or exceeded.

For all Named Executive Officers, except Mr. Jacobs and Mr. Siskind, the Compensation Committee has adopted a methodology for calculating an annual performance-based bonus which is linked to the Company’s performance. The methodology is effective for fiscal years 2005 to 2009 for Messrs. K.R. Murdoch, Chernin and DeVoe, and for fiscal year 2005 for Mr. L.K. Murdoch. This methodology involves the following calculation:

•	Determining the prior year adjusted EPS

•	Determining the current year adjusted EPS

•	Calculating the percentage change in adjusted EPS

The Compensation Committee ties the percentage change in adjusted EPS calculation with the executive’s compensation level by setting forth the range in the percentage change in adjusted EPS with corresponding permissible high/low compensation levels. Based on the percentage change in adjusted EPS calculation, Messrs. K.R. Murdoch and Chernin could receive a bonus between $0 and $25 million, and Messrs. DeVoe and L.K. Murdoch could receive a bonus between $0 and $7 million.

Bonuses paid under the methodology will be in the form of cash or a combination of cash and stock-settled RSUs or a combination of cash and Cash-Settled RSUs.

The total annual bonus for fiscal year 2005 awarded to each of the Named Executive Officers are shown in the “Bonus” column of the Summary Compensation Table.

Stock-Based Compensation

Prior to the adoption of the 2005 Plan, long-term incentives have consisted exclusively of stock option grants to executive officers and employees. During fiscal year 2005, the Compensation Committee reviewed its long-term incentive grant practices with its outside consultant and with management in light of market trends and anticipated changes to the accounting treatment for stock options and tax treatment of the recipients of stock options. With the adoption of the 2005 Plan, the Compensation Committee has greater flexibility to structure compensation awards to better reflect corporate U.S. practices by allowing for awards of stock options, stock appreciation rights, restricted and unrestricted shares of Class A Common Stock, RSUs and other forms of equity and equity-based awards.

Subsequent to the end of fiscal year 2005, the Compensation Committee granted to executive officers RSUs in amounts that took into consideration such factors as the Company’s goals with respect to its long-term incentive program, market data on total compensation packages and the value of long-term incentive grants at peer group companies. RSUs awarded will vest in increments of twenty-five percent (25%) of the grant on each anniversary of the date of grant, contingent on the individual grantee’s continued employment at the Company or its affiliates. The RSUs will be payable in shares of Class A Common Stock upon vesting, except for executive officers who are also Directors of the Company, who will receive cash-settled RSUs.

Other Benefits

The executive officers of the Company are eligible for life insurance benefits on the same terms applicable to the Company’s other employees. In addition, Mr. Chernin is provided with executive life insurance. The cost of the Company’s premiums for Mr. Chernin’s executive life insurance program is included in the “All Other Compensation” column of the Summary Compensation Table.

Compensation of the Chief Executive Officer

The Company’s Chief Executive Officer is not employed pursuant to an employment agreement. In determining the compensation appropriate for Mr. K.R. Murdoch, the Compensation Committee considered the following factors:

•	The assessment of Mr. K.R. Murdoch’s individual leadership and performance displayed throughout the year;

•	The belief that a significant portion of Mr. K.R. Murdoch’s compensation should be performance-related;

•	The advice of the Compensation Committee’s independent compensation consultant; and

•	The compensation of other chief executive officers in the entertainment and media industry and other large public companies.

In fiscal year 2004, Mr. K.R. Murdoch earned a base salary of $4,509,000. For the fiscal year 2005, Mr. K.R. Murdoch’s base salary was $4,508,725.

Based on the calculations set forth under Compensation and Bonuses above, the Compensation Committee determined that the adjusted EPS percentage increase was 27.78% and approved an annual performance-based bonus of $18,890,000 to Mr. K.R. Murdoch. Mr. K.R. Murdoch did not receive any awards of stock-based compensation in fiscal year 2005.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options and RSUs) paid in one year to the Named Executive Officers. The deductibility of deferred compensation paid to an executive officer when he is no longer subject to Section 162(m) is not subject to this limitation. Performance based compensation (including stock options and RSUs) is also subject to an exception, provided such compensation meets certain requirements, including stockholder approval.

The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses. For compensation for fiscal year 2005, a portion of the salary and other compensation received by certain executive officers is not deductible.

Section 409A of the Internal Revenue Code

The American Jobs Act of 2004 added Section 409A to the Code and significantly changed the tax rules governing deferred compensation arrangements. The Compensation Committee, with management, will continue to review the provisions of Section 409A and the rulings and regulations promulgated thereunder and is evaluating how to comply and to adapt its various deferred compensation arrangements to them.

THE COMPENSATION COMMITTEE

Andrew S.B. Knight (Chairman)
Roderick I. Eddington
Thomas J. Perkins
John L. Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of the following Non-Executive Directors:

Andrew S.B. Knight (Chairman)

Roderick I. Eddington

John L. Thornton

Thomas J. Perkins

The Compensation Committee consists entirely of Directors whom the Board has determined are independent in accordance with the NYSE listing standards.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.

In accordance with its written charter, the Audit Committee assists the Board in its oversight of (i) integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board of Directors. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting.

In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” (ii) discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and (iii) considered whether the non-audit services provided to the Company by Ernst & Young LLP are compatible with maintaining the accountants’ independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.

The Audit Committee also discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.

The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2005 with management and the independent registered public accounting firm.

At three of its meetings during fiscal year 2005 and one meeting during fiscal year 2006, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2005 quarterly certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act, the respective rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of E&Y as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

The Audit Committee:

Roderick I. Eddington (Chairman)
Peter Barnes
Andrew S.B. Knight
Thomas J. Perkins

FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

(June 30, 2000 – June 30, 2005)

The following graph compares the cumulative total return to stockholders of a $100 investment in the Company’s Class A Common Stock and Class B Common Stock for the five-year period from June 30, 2000 through June 30, 2005, with a similar investment in the Standard & Poor’s 500 Stock Index and the market value weighted returns of a Peer Group Index and assumes reinvestment of dividends. The Peer Group Index, which consists of media and entertainment companies that represent the Company’s competitors in the industry, are The Walt Disney Company, Time Warner Inc. (created by the merger of AOL and Time Warner in January 2001) and Viacom Inc. (Class B common stock).

Data provided by Georgeson Shareholder Communications Inc.

	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04	6/30/05
News Corporation Class A Common Stock (NWS/A)	$100	$68	$42	$54	$71	$70
News Corporation Class B Common Stock (NWS)	$100	$68	$42	$56	$66	$63
S&P 500 Stock Index	$100	$85	$70	$70	$83	$89
Peer Group Index	$100	$88	$41	$43	$45	$42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arrangements between News Corporation and Director-Related Entities

Directors of News Corporation and directors of its related parties, or their director-related entities, conduct transactions with subsidiaries of News Corporation that occur within a normal employee, customer or supplier relationship on terms and conditions no more favorable than those with which it is reasonable to expect the entity would have adopted if dealing with the director or director-related entity at arm’s length in similar circumstances.

Mr. Shuman, a Director of the Company, is also the Managing Director of Allen & Company LLC, a United States-based investment bank. The fees paid by the Company to Allen & Company LLC were $3.9 million for fiscal year ended June 30, 2004. No fees were paid in the fiscal year ended June 30, 2005.

Cruden / QPL Transaction

As part of the reincorporation which was completed on November 12, 2004, the Company acquired from certain trusts the beneficiaries of which include Mr. K.R. Murdoch, members of his family and certain charities (the “Murdoch Trusts”), the 58.34% shareholding in QPL not already owned by the Company through the acquisition of certain companies (the “Cruden / QPL Transaction”). Prior to the reincorporation, QPL owned a publishing business which included two metropolitan and eight regional newspapers in Queensland, Australia, as well as shares of TNCL. The terms of the Cruden / QPL Transaction were agreed between the Murdoch Trusts and the Company, acting through the Special Committee, and its independent legal and financial advisors.

As described in Proposal 3, in February 2005, the Special Committee approved an amendment to the KSEA to permit the issuance of shares of Class A Common Stock to the Harris Trust, in lieu of cash, pursuant to the adjustment provision of the KSEA. The Company’s Chairman and Chief Executive Officer, Mr. K.R. Murdoch is deemed to be an associate of the Harris Trust. In addition, two of the Company’s Directors, Messrs. DeVoe and Siskind serve as directors of the corporate trustee of the Harris Trust.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC and the NYSE. Directors, officers and beneficial owners of more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of the reports they file.

We believe that all of our current and former Directors and executive officers reported on a timely basis all transactions required to be reported by Section 16(a) during the fiscal year ended June 30, 2005.

ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended June 30, 2005 (without exhibits) with the SEC on September 1, 2005. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website: www.newscorp.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the Corporate Secretary by mail at 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 852-7000 or by email at corporatesecretary@newscorp.com.

2006 STOCKHOLDER PROPOSALS

If you wish to submit a proposal to be presented at the 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of the Company at the principal executive offices at 1211 Avenue of the Americas, New York, NY 10036 no later than May 22, 2006 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2006 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than August 5, 2006. Additionally, under the Company’s Amended and Restated By-Laws, stockholder proposals made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the Amended and Restated By-Law between July 6, 2006 and August 5, 2006; provided, however, that in the event that the 2006 Annual Meeting is called for a date that is not within 30 days before or after the date of the 2005 Annual Meeting, notice by stockholders in order to be timely must be received not later than the close of business on the alter of the 90th day prior to the date of the 2006 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2006 Annual meeting is made. Stockholders are advised to review the Company’s Amended and Restated By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

At the time of the preparation of this proxy statement, the Board knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.

By Order of the Board of Directors

Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

New York, NY

September 8, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

Appendix A

NEWS CORPORATION (THE “COMPANY”)

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	AUDIT COMMITTEE PURPOSE AND AUTHORITY

The Board of Directors has established an Audit Committee (the “Audit Committee” or the “Committee”) with the authority, responsibility and specific duties as described below.

The Audit Committee shall assist the Board of Directors in its oversight of (i) integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board of Directors.

In fulfilling its responsibilities, the Audit Committee shall have full access to all books, records, facilities and personnel of the Company, and shall be authorized (without seeking approval of the Board of Directors) to retain special legal, accounting or other advisors and to request any officer or employee of the Company or the Company’s outside counsel or independent registered public accounting firm to meet with any members of, or advisors to, the Audit Committee. The Audit Committee may delegate its authority to subcommittees or the Chairman of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This determination is the responsibility of management and the independent registered public accounting firm. Nor is it the duty of the Audit Committee to assure the compliance with the Company’s Code of Conduct. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the Chief Executive Officer and senior management to determine the appropriate level of the Company’s exposure to risk.

II.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board or the Nominating and Corporate Governance Committee, each of whom shall be independent directors in accordance with the New York Stock Exchange (“NYSE”) listing standards and who meet the additional “independence” requirements of the NYSE for audit committee membership.

In addition, as determined by the Board in its business judgment, the members of the Committee shall meet the requirements of the NYSE and the U.S. Securities and Exchange Commission (“SEC”) for membership on audit committees.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. The members of the Committee may be removed by the Board. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

No Committee member should simultaneously serve on the Audit Committee of more than two other public companies.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chairman of the Audit Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this Charter. A majority of the members of the Committee shall constitute a quorum. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the corporate audit department and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chairman, should hold discussions with the independent registered public accounting firm and management as needed regarding the Company’s financial statements.

Minutes of each meeting are to be prepared, and, following approval by the Audit Committee sent to the Members of the Audit Committee.

III.	RESPONSIBILITIES AND DUTIES

In addition to any other responsibilities which may be assigned from time to time by the Board of Directors, the Audit Committee is responsible for the following matters:

Independent Registered Public Accounting Firm

1.	Evaluate the independent registered public accounting firm’s qualifications, performance and independence, and present its conclusions and recommendations with respect to the independent registered public accounting firm to the Board of Directors on at least an annual basis. The independent registered public accounting firm is ultimately accountable to the Board of Directors and the Audit Committee. As part of such evaluation, at least annually, the Audit Committee shall:

•	Obtain and review a report or reports from the Company’s independent registered public accounting firm describing:

i.	The independent registered public accounting firm’s internal quality-control procedures;

ii.	Any material issues raised by (a) the most recent internal quality-control review or peer review of the independent registered public accounting firm, or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent registered public accounting firm; and any steps taken to deal with any such issues; and

iii.	All relationships between the independent registered public accounting firm and the Company.

•	Review and evaluate the lead partner (and senior members) of the independent registered public accounting firm;

•	In addition to assuring the regular rotation of the lead audit partner as required by law, consider whether the independent registered public accounting firm should be rotated, so as to assure continuing auditor independence, and

•	Obtain the opinions of management and the corporate auditors of the independent registered public accounting firm’s performance.

2.

The Audit Committee shall be responsible for compensation of the independent registered public accounting firm and shall pre-approve all audit engagement fees and terms as well as all audit-related and non-audit services to be provided by the Company’s independent registered public accounting firm. The Audit Committee may, from time to time, delegate its authority to pre-approve such audit- related and non-audit services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

3.	If applicable, seek removal of the independent registered public accounting firm of the Company; appoint a replacement independent registered public accounting firm to fill vacancies, pending ratification at the Company’s next annual meeting of stockholders; and implement resolutions passed by the Company in the annual meeting of stockholders for the removal of the independent registered public accounting firm of the Company (subject to, if applicable, necessary regulatory consents).

4.	Meet with, discuss and review, prior to the annual audit, the scope of the audit to be performed by the independent registered public accounting firm.

5.	Set clear hiring policies for employees or former employees of the independent registered public accounting firm.

Corporate Audit

1.	Review and monitor, at least annually, the plans and activities of the corporate audit department, including:

•	Approving the charter of the corporate audit function;

•	Reviewing annual corporate audit plans and results of activities;

•	Reviewing the organizational structure, corporate audit budget, staffing levels and related qualifications of the corporate audit department; and,

•	Evaluate how effectively the corporate audit department discharges its responsibilities.

2.	Review a summary of findings from completed corporate audits and a progress report on the current year’s corporate audit plan. When and as deemed necessary, review the individual corporate audit reports to management prepared by the corporate audit department and management’s response.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

1.	Review and discuss with the independent registered public accounting firm and with management the results of the annual audit of the Company’s consolidated financial statements including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in its Form 10-K to be filed with the SEC and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent registered public accounting firm’s opinion as to the quality thereof and any items required to be communicated to the Committee by the independent registered public accounting firm in accordance with professional auditing standards prior to its filing with the SEC (on Form 10-K) or prior to the release of earnings. The Chairman of the Committee may represent the entire Committee for purposes of these discussions.

2.	Review and discuss with the independent registered public accounting firm any audit problems or difficulties encountered during the course of the audit, and management’s response thereto, including those matters required to be discussed with the Audit Committee by the independent registered public accounting firm pursuant to U.S. Statement on Auditing Standards No. 61, other professional auditing standards and SEC rules:

•	Any restrictions on the scope of the independent registered public accounting firm’s activities or access to requested information;

•	Any accounting adjustments that were noted or proposed by the independent registered public accounting firm but were “passed” (as immaterial or otherwise);

•	Any communications between the independent registered public accounting firm’s audit team and their national office regarding auditing or accounting issues presented by the engagement;

•	Any management or internal control letter issued, or proposed to be issued, by the independent registered public accounting firm; and

•	Any significant disagreements between the Company’s management and the independent registered public accounting firm.

3.	Recommend to the Board of Directors whether the Company’s consolidated financial statements be accepted for inclusion in the Company’s Annual Report on Form 10-K filed with the SEC.

4.	Review and discuss with management and the independent registered public accounting firm the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q to be filed with the SEC and any items required to be communicated to the Committee by the independent registered public accounting firm in accordance with existing auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of these discussions.

5.	Review and discuss with management the Company’s earnings releases as well as financial information and earnings guidance provided to analysts and rating agencies (paying particular attention to use of “pro forma” or “adjusted” non-GAAP information).

6.	In consultation with management, the independent registered public accounting firm, and the corporate auditors, review the integrity of the Company’s financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and any fraud involving management or other employees with a significant role in such processes, controls and procedures.

7.	Review with management, the independent registered public accounting firm and the corporate auditors, in separate meetings, if the Audit Committee deems it appropriate:

•	Any analysis or other written communications prepared by management, the independent registered public accounting firm and/or the corporate auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	The critical accounting policies of the Company;

•	Related-party transactions and off-balance sheet transactions and structures;

•	Any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

•	The quality and the acceptability of the Company’s accounting policies as applied in its financial reporting; and

•	Regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

8.	Review, with the Company’s counsel and management, any legal or regulatory matter that could have a significant impact on the Company’s financial statements.

9.	Review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures.

10.	Establish procedures for:

•	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters,

and shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

11.	Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent registered public accounting firm, management, or the corporate audit department.

12.	Review with the independent registered public accounting firm, the corporate audit department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Reporting to the Board of Directors; Evaluation of Performance; Other Activities

1.	Report to the Board of Directors on a regular basis, and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the corporate audit function.

2.	(i) Evaluate, at least annually, its own performance and report to the Board of Directors on such evaluation and (ii) review and assess the adequacy of this Charter periodically, at least annually or as conditions dictate.

3.	Prepare a report of the Audit Committee to be included in the Company’s proxy or information statement and other filings as required by the applicable regulatory rules, and review any reports that may be required to be filed with the NYSE or other regulatory agencies with respect to the Audit Committee.

4.	Have the power to conduct and authorize investigations into any matters within the Committee’s scope of responsibilities.

5.	If so directed by the Board, the Chairman of the Committee may be designated to preside over the meetings of non-management directors of the Company, and to supervise the self evaluations of directors and the Board’s determination of independence of its directors.

6.	Perform any other activities consistent with the Company’s charter documents and governing law as the Board of Directors deems necessary or appropriate.

FORM OF PROXY

IMPORTANT NOTICE TO STOCKHOLDERS

of News Corporation

The Annual Meeting of Stockholders will be held on

Hudson Theatre

145 W 44th Street

New York, NY 10012

October 21, 2005

10:00 a.m. (Eastern Standard Time)

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF NEWS CORPORATION FOR ANNUAL MEETING, OCTOBER 21, 2005

The undersigned, a stockholder of News Corporation, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying proxy statement, a copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2005, and revoking any proxy previously given, hereby constitutes and appoints Messrs. K. Rupert Murdoch, David F. DeVoe and Lawrence A. Jacobs and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of undersigned at the Annual Meeting of Stockholders of the Company to be held on October 21, 2005 at 10:00 a.m. (Eastern Standard time) at the Hudson Theatre, 145 W. 44th Street, New York, NY 10012.

(continued and to be signed on the other side)

FORM OF PROXY

ò Please Detach and Mail in the Envelope Provided ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND “FOR” PROPOSAL 6.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	For the election of the nominees listed below each to a three-year term (or until the Company’s annual meeting of stockholders in 2008 if the above proposal is approved).

☐	FOR ALL NOMINEES		NOMINEES:

		o	Chase Carey
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o	Peter Chernin

		o	Roderick I. Eddington
☐	FOR ALL EXCEPT (See instructions below)	o	Andrew S.B. Knight

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	For ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	For approval of the issuance of Class A Common Stock to the A.E. Harris Trust, in lieu of cash, pursuant to an amendment to an agreement relating to the Company’s reincorporation to the United States in November 2004.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	For approval of the increase in the aggregate annual limit on the amount of fees paid to Non-Executive Directors

FOR	AGAINST	ABSTAIN
☐	☐	☐

STATEMENT REQUIRED BY ASX LISTING RULES REGARDING PROPOSALS 3 AND 4: The undersigned stockholder acknowledges that he/she is appointing the proxies to vote the shares of Class B common stock of the Company standing in the name of undersigned at the Annual Meeting of Stockholders even if such proxies may have an interest in the outcome of the resolution and votes cast by such proxies other than as proxy holder will be disregarded because of that interest.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSONS AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Signature of Stockholder _________________________ Dated _____________________________, 2005

Signature of Stockholder _________________________ Dated _____________________________, 2005

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.